                                                                EXHIBIT 99.17(c)

PRUDENTIAL MULTI-SECTOR FUND, INC.

--------------------------------------------------------------------------------

PROSPECTUS DATED JUNE 30, 1997

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Prudential Multi-Sector Fund, Inc. (the Fund) is an open-end, diversified, management investment company whose primary investment objective is long-term growth of capital. The Fund seeks to achieve this objective by focusing its investments in domestic and foreign securities, primarily equity securities, of companies in the economic sectors described in the Appendix to this Prospectus. The investment adviser expects to make significant shifts in the Fund's investments among those sectors that the investment adviser believes may benefit from economic, demographic or other changes in the 1990's and into the 21st century. Current income is a secondary objective. The Fund's portfolio is aggressively managed and therefore an investment in the Fund should not be considered to be a complete investment program. The Fund may engage in short-selling and short-term trading and may utilize derivatives. These techniques may be considered speculative and may result in higher risks and costs to the Fund. There can be no assurance that the Fund's investment objective will be achieved. See "How the Fund Invests--Investment Objective and Policies." The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, and its telephone number is(800) 225-1852.

This Prospectus sets forth concisely the information about the Fund that a prospective investor should know before investing. Additional information about the Fund has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated June 30, 1997, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Fund at the address or telephone number noted above.

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Investors are advised to read this Prospectus and retain it for future reference.
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                                 FUND HIGHLIGHTS
--------------------------------------------------------------------------------

      The following summary is intended to highlight certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

--------------------------------------------------------------------------------
WHAT IS PRUDENTIAL MULTI-SECTOR FUND, INC.?

      Prudential Multi-Sector Fund, Inc. is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Fund is an open-end, diversified, management investment company.

WHAT IS THE FUND'S INVESTMENT OBJECTIVE?

      The Fund's primary investment objective is long-term growth of capital. It seeks to achieve this objective by focusing its investments in domestic and foreign securities, primarily equity securities, of companies in the economic sectors described in the Appendix to this Prospectus. Current income is a secondary objective. There can be no assurance that the Fund's objectives will be achieved. See "How the Fund Invests--Investment Objective and Policies" at page 9.

WHAT ARE THE FUND'S RISK FACTORS AND SPECIAL CHARACTERISTICS?

      The Fund may focus its investments in certain economic sectors, thereby increasing its vulnerability to single economic, political or regulatory developments. The Fund may also engage in short-selling and short-term trading, both techniques which may be considered speculative and may result in higher risks and costs to the Fund. See "How the Fund Invests--Investment Objective and Policies" at page 9. The Fund may also engage in various hedging and return enhancement strategies, including utilizing derivatives. See "How the Fund Invests--Hedging and Return Enhancement Strategies--Risks of Hedging and Return Enhancement Strategies" at page 14. As with an investment in any mutual fund, an investment in this Fund can decrease in value and you can lose money.

      The Fund may invest in foreign securities without limit. Investing in securities of foreign companies and countries involves certain considerations and risks not typically associated with investing in securities of domestic companies. See "How the Fund Invests--Investment Objective and Policies--Risks of Investing in Foreign Securities" at page 11.

      The Fund is permitted to invest up to 30% of its total assets in fixed-income securities rated Baa or lower by Moody's Investors Service or BBB or lower by Standard & Poor's Ratings Group or in non-rated fixed-income securities of comparable quality. Securities rated lower than Baa or BBB, commonly known as "junk bonds," may be considered speculative and are subject to the risk of the issuer's inability to meet principal and interest payments on the obligations as well as price volatility. See "How the Fund Invests--Investment Objective and Policies--Risks of Investing in High Yield Securities" at page 10.

WHO MANAGES THE FUND?

      Prudential Investments Fund Management LLC (PIFM or the Manager) is the Manager of the Fund and is compensated for its services at an annual rate of .65 of 1% of the Fund's average daily net assets. For the fiscal year ending April 30, 1998, the Manager has agreed to limit its fee to .625 of 1% of the first $500 million of the Fund's average daily net assets, .55 of 1% of the next $500 million of the Fund's average daily net assets and .50 of 1% of the Fund's average daily net assets in excess of $1 billion. As of May 31, 1997, PIFM served as manager or administrator to 62 investment companies, including 40 mutual funds, with aggregate assets of approximately $56 billion. The Prudential Investment Corporation, which does business under the name of Prudential Investments (PI, the Subadviser or the investment adviser), furnishes investment advisory services in connection with the management of the Fund under a Subadvisory Agreement with PIFM. See "How the Fund is Managed--Manager" at page 17.
--------------------------------------------------------------------------------

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WHO DISTRIBUTES THE FUND'S SHARES?

      Prudential Securities Incorporated (Prudential Securities or PSI), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Fund's Class A, Class B, Class C and Class Z shares. PSI is paid a distribution and service fee which is currently being charged at the annual rate of .25 of 1% of the average daily net assets of the Class A shares and is paid a distribution and service fee with respect to Class B and Class C shares at an annual rate of 1% of the average daily net assets of each of the Class B and Class C shares. Prudential Securities incurs the expense of distributing the Fund's Class Z shares under a Distribution Agreement with the Fund, none of which is reimbursed or paid for by the Fund. See "How the Fund is Managed--Distributor" at page 18.

WHAT IS THE MINIMUM INVESTMENT?

      The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares. The minimum subsequent investment is $100 for Class A, Class B and Class C shares. Class Z shares are not subject to any minimum investment requirements. There is no minimum investment requirement for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Guide--How to Buy Shares of the Fund" at page 25 and "Shareholder Guide--Shareholder Services" at page 36.

HOW DO I PURCHASE SHARES?

      You may purchase shares of the Fund through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund, through its transfer agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at net asset value without any sales charge. See "How the Fund Values its Shares" at page 20 and "Shareholder Guide--How to Buy Shares of the Fund" at page 25.

WHAT ARE MY PURCHASE ALTERNATIVES?

      The Fund offers four classes of shares:

            o Class A Shares: Sold with an initial sales charge of up to 5% of the offering price.

            o Class B Shares: Sold without an initial sales charge but are subject to a contingent deferred sales charge or CDSC (declining from 5% to zero of the lower of the amount invested or the redemption proceeds) which will be imposed on certain redemptions made within six years of purchase. Although Class B shares are subject to higher ongoing distribution-related expenses than Class A shares, Class B shares will automatically convert to Class A shares (which are subject to lower ongoing distribution-related expenses) approximately seven years after purchase.

            o Class C Shares: Sold without an initial sales charge and, for one year after purchase, are subject to a 1% CDSC on redemptions. Like Class B shares, Class C shares are subject to higher ongoing distribution-related expenses than Class A shares but do not convert to another class.

            o Class Z Shares: Sold without either an initial or contingent deferred sales charge to a limited group of investors. Class Z shares are not subject to any ongoing service or distribution expenses.

      See "Shareholder Guide--Alternative Purchase Plan" at page 26.

HOW DO I SELL MY SHARES?

      You may redeem your shares at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class B and Class C shares may be subject to a CDSC. See "Shareholder Guide--How to Sell Your Shares" at page 30.

HOW ARE DIVIDENDS AND DISTRIBUTIONS PAID?

      The Fund expects to pay dividends of net investment income, if any, semi-annually and make distributions of any net capital gains at least annually. Dividends and distributions will be automatically reinvested in additional shares of the Fund at NAV without a sales charge unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 22.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  FUND EXPENSES

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                       CLASS A             CLASS B                  CLASS C         CLASS Z
                                                       SHARES              SHARES                   SHARES          SHARES
                                                       ------              ------                   ------          ------
SHAREHOLDER TRANSACTION EXPENSES+
    Maximum Sales Load Imposed on Purchases
     (as a percentage of offering price) ............... 5%                 None                     None            None
    Maximum Sales Load Imposed on Reinvested Dividends . None               None                     None            None
    Maximum Deferred Sales Load (as a percentage of
     original purchase price or redemption proceeds,
     whichever is lower) ............................... None     5% during the first year,        1% on          None
                                                                 decreasing by 1% annually      redemptions
                                                                  to 1% in the fifth and      made within one
                                                                   sixth years and 0%         year of purchase
                                                                    the seventh year*

    Redemption Fees .................................... None               None                     None            None
    Exchange Fee ....................................... None               None                     None            None

                                                       CLASS A             CLASS B                  CLASS C         CLASS Z
                                                       SHARES              SHARES                   SHARES          SHARES
                                                       ------              ------                   ------          ------
ANNUAL FUND OPERATING EXPENSES
(as a percentage of average net assets)

    Management Fees++ .................................  .62%               .62%                     .62%            .62%
    12b-1 Fees (After Reduction) ......................  .25+++            1.00                     1.00             None
    Other Expenses ....................................  .36                .36                      .36             .36
                                                        -----              -----                    -----           -----
    Total Fund Operating Expenses (After Reduction) ... 1.23%              1.98%                    1.98%            .98%
                                                        =====              =====                    =====           =====

                                                                                           1      3      5       10
EXAMPLE                                                                                  YEAR   YEARS  YEARS   YEARS
                                                                                         ----   -----  -----   -----
You would pay the following expenses on a $1,000 investment, assuming
      (1) 5% annual return and (2) redemption at the end of each time period:

            Class A .................................................................    $62    $87    $114    $191
            Class B .................................................................    $70    $92    $117    $202
            Class C .................................................................    $30    $62    $107    $231
            Class Z .................................................................    $10    $31    $ 54    $120

You would pay the following expenses on the same investment, assuming no redemption:

            Class A .................................................................    $62    $87    $114    $191
            Class B .................................................................    $20    $62    $107    $202
            Class C .................................................................    $20    $62    $107    $231
            Class Z .................................................................    $10    $31    $ 54    $120

The above example is based on data for the Fund's fiscal year ended April 30, 1997. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Fund will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Fund is Managed." "Other Expenses" includes operating expenses of the Fund, such as Directors' and professional fees, registration fees, reports to shareholders, transfer agency and custodian fees and franchise taxes.

----------

* Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide--Conversion Feature--Class B Shares."

+ Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges on shares of the Fund may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on each class of the Fund rather than on a per shareholder basis. Therefore, long-term shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Fund is Managed--Distributor."

++ Although the Management Agreement provides that the Fund will pay a management fee of .65 of 1% per annum of the average daily net assets of the Fund, the Manager has agreed to limit its management fee to no more than .625 of 1% of the first $500 million of the average daily net assets of the Fund, .55 of 1% of the next $500 million and .50 of 1% thereafter for the fiscal year ending April 30, 1998.

+++ Although the Class A Distribution and Service Plan provides that the Fund may pay a distribution fee of up to .30 of 1% per annum of the average daily net assets of the Class A shares, the Distributor has agreed to limit its distribution fees with respect to the Class A shares of the Fund to no more than .25 of 1% of the average daily net asset value of the Class A shares for the fiscal year ending April 30, 1998. Total Fund Operating Expenses of Class A shares without such limitation would be 1.28%. See "How the Fund is Managed--Distributor."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              FINANCIAL HIGHLIGHTS

       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)

                                (CLASS A SHARES)

--------------------------------------------------------------------------------

     The following financial highlights for the year ended April 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the five years ended April 30, 1996 and the period from June 29, 1996 through April 30, 1991 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class A share of common stock outstanding, total return, ratios to average net assets and other supplemental data for each of the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

------------------------------------------------------------------------------------------------------------------------------------
                                                                               CLASS A
                                        ------------------------------------------------------------------------------------------
                                                                                                                        JUNE 29,
                                                                                                                        1990(a)
                                                                     YEAR ENDED APRIL 30,                               THROUGH
                                        --------------------------------------------------------------------------      APRIL 30,
                                          1997         1996         1995(b)       1994         1993         1992          1991
                                        --------      --------      -------      -------      -------      -------      -------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of period    $  14.40      $  13.45      $ 13.21      $ 13.19      $ 12.51      $ 12.10      $ 11.37
                                        --------      --------      -------      -------      -------      -------      -------
INCOME FROM INVESTMENT
 OPERATIONS
Net investment income ..............         .06           .09          .09          .18          .30          .23          .40
Net realized and unrealized gain on
 investments and foreign currency
 transactions ......................         .70          2.52         1.44         1.64         1.47          .50          .59
                                        --------      --------      -------      -------      -------      -------      -------
  Total from investment operations .         .76          2.61         1.53         1.82         1.77          .73          .99
                                        --------      --------      -------      -------      -------      -------      -------
LESS DISTRIBUTIONS
Dividends from net investment income        (.03)         (.04)          --         (.21)        (.30)        (.30)        (.26)
Distributions from net capital and
 currency gains ....................       (1.65)        (1.62)       (1.29)       (1.59)        (.79)        (.02)          --
                                        --------      --------      -------      -------      -------      -------      -------
  Total distributions ..............       (1.68)        (1.66)       (1.29)       (1.80)       (1.09)        (.32)        (.26)
                                        --------      --------      -------      -------      -------      -------      -------
Net asset value, end of period .....    $  13.48      $  14.40      $ 13.45      $ 13.21      $ 13.19      $ 12.51      $ 12.10
                                        ========      ========      =======      =======      =======      =======      =======
TOTAL RETURN(d): ...................        5.24%        20.69%       12.15%       14.16%       15.14%        6.16%       17.64%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000) ....    $203,197      $211,920      $76,035      $53,237      $43,390      $52,625      $59,085
Average net assets (000) ...........    $211,504      $201,315      $59,316      $49,840      $46,890      $57,403      $55,545
Ratios to average net assets:
 Expenses, including distribution
  fees .............................        1.23%         1.23%        1.44%        1.30%        1.28%        1.29%        1.35%(c)
 Expenses, excluding distribution
  fees .............................         .98%          .98%        1.19%        1.08%        1.08%        1.09%        1.15%(c)
 Net investment income .............         .48%          .47%         .68%        1.15%        2.44%        1.83%        4.28%(c)
Portfolio turnover .................          99%          136%         122%         110%         209%         147%         253%
Average commission rate paid per
 share .............................    $  .0572      $  .0537          N/A          N/A          N/A          N/A          N/A

----------
(a) Commencement of investment operations.
(b) Calculated based upon weighted average shares outstanding during the year.
(c) Annualized.
(d) Total return does not consider the effect of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              FINANCIAL HIGHLIGHTS

       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)

                                (CLASS B SHARES)

--------------------------------------------------------------------------------

     The following financial highlights for the year ended April 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the five years ended April 30, 1996 and the period from June 29, 1990 through April 30, 1991 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class B share of common stock outstanding, total return, ratios to average net assets and other supplemental data for each of the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

--------------------------------------------------------------------------------------------------------------------------------
                                                                                  CLASS B
                                          --------------------------------------------------------------------------------------
                                                                                                                       JUNE 29,
                                                                                                                        1990(a)
                                                                                                                       THROUGH
                                                                       YEAR ENDED APRIL 30,                            APRIL 30,
                                          -------------------------------------------------------------------------
                                             1997         1996       1995(b)        1994        1993         1992        1991
PER SHARE OPERATING
  PERFORMANCE:
Net asset value, beginning of period .    $   14.13    $   13.29    $   13.16    $   13.15    $  12.47    $   12.06    $  11.37
                                          ---------    ---------    ---------    ---------    --------    ---------    --------
INCOME FROM INVESTMENT
  OPERATIONS
Net investment income (loss) .........         (.05)         .02         (.01)         .07         .19          .13         .32
Net realized and unrealized gain
  on investments and foreign
  currency transactions ..............          .68         2.45         1.43         1.63        1.47          .51         .59
                                          ---------    ---------    ---------    ---------    --------    ---------    --------
    Total from investment operations .          .63         2.47         1.42         1.70        1.66          .64         .91
                                          ---------    ---------    ---------    ---------    --------    ---------    --------
LESS DISTRIBUTIONS
Dividends from net investment income .           --         (.01)          --         (.10)       (.19)        (.21)       (.22)
Distributions from net capital and
  currency gains .....................        (1.65)       (1.62)       (1.29)       (1.59)       (.79)        (.02)         --
                                          ---------    ---------    ---------    ---------    --------    ---------    --------
    Total distributions ..............        (1.65)       (1.63)       (1.29)       (1.69)       (.98)        (.23)       (.22)
                                          ---------    ---------    ---------    ---------    --------    ---------    --------
Net asset value, end of period .......    $   13.11    $   14.13    $   13.29    $   13.16    $  13.15    $   12.47    $  12.06
                                          =========    =========    =========    =========    ========    =========    ========

TOTAL RETURN(d): .....................         4.43%       19.84%       11.31%       13.22%       14.13%       5.39%       16.14%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000) ......    $ 191,599    $ 239,739    $ 185,474    $ 128,098    $ 92,921    $ 108,276    $ 99,537
Average net assets (000) .............    $ 219,249    $ 236,580    $ 153,209    $ 108,981    $ 99,072    $ 108,510    $ 82,890
Ratios to average net assets:
  Expenses, including distribution
  fees ...............................         1.98%        1.98%        2.19%        2.08%       2.08%        2.09%       2.15%(c)
  Expenses, excluding distribution
  fees ...............................          .98%         .98%        1.19%        1.08%       1.08%        1.09%       1.15%(c)
  Net investment income (loss) .......         (.28)%       (.22)%       (.07)%        .35%       1.64%        1.03%       3.39%(c)
Portfolio turnover ...................           99%         136%         122%         110%        209%         147%        253%
Average commission rate paid per
  share ..............................    $   .0572    $   .0537          N/A          N/A         N/A          N/A         N/A

----------
(a)   Commencement of investment operations.
(b)   Calculated based upon weighted average shares outstanding during the year.
(c)   Annualized.
(d) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              FINANCIAL HIGHLIGHTS

       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)

                                (CLASS C SHARES)

--------------------------------------------------------------------------------

     The following financial highlights for the year ended April 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the year ended April 30, 1996 and the period from August 1, 1994 through April 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class C share of common stock outstanding, total return, ratios to average net assets and other supplemental data for each of the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

-----------------------------------------------------------------------------------------------
                                                                     CLASS C
                                                     ------------------------------------------
                                                     YEAR ENDED APRIL 30,     AUGUST 1, 1994(a)
                                                     --------------------          THROUGH
                                                      1997        1996        APRIL 30, 1995(b)
                                                     ------      ------      ------------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period ............    $14.13      $13.29            $13.74
                                                     ------      ------            ------
INCOME FROM INVESTMENT OPERATIONS
Net investment income (loss) ....................      (.04)        .03                --
Net realized and unrealized gain on investments
 and foreign currency transactions ..............       .67        2.44               .84
                                                     ------      ------            ------

  Total from investment operations ..............       .63        2.47               .84

LESS DISTRIBUTIONS
Dividends from net investment income ............        --        (.01)               --
Distributions from net capital and currency gains     (1.65)      (1.62)            (1.29)
                                                     ------      ------            ------
  Total distributions ...........................     (1.65)      (1.63)            (1.29)
                                                     ------      ------            ------
 Net asset value, end of period .................    $13.11      $14.13            $13.29
                                                     ======      ======            ======
TOTAL RETURN(d): ................................      4.43%      19.84%             6.62%

RATIOS/SUPPLEMENTAL DATA:

Net assets, end of period (000) .................    $4,298      $5,125            $3,587
Average net assets (000) ........................    $4,708      $5,056            $1,653
Ratios to average net assets:
 Expenses, including distribution fees ..........      1.98%       1.98%             2.37%(c)
 Expenses, excluding distribution fees ..........       .98%        .98%             1.37%(c)
 Net investment income (loss)....................      (.27)%      (.21)%             .03%(c)
Portfolio turnover ..............................        99%        136%              122%
Average commission rate paid per share ..........    $.0572      $.0537               N/A

----------
(a) Commencement of offering of Class C shares.
(b) Calculated based upon weighted average shares outstanding during the period.
(c) Annualized.
(d) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of the period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              FINANCIAL HIGHLIGHTS

       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)

                                (CLASS Z SHARES)

--------------------------------------------------------------------------------
     The following financial highlights for the year ended April 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for the period from March 1, 1996 through April 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class C share of common stock outstanding, total return, ratios to average net assets and other supplemental data for each of the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

-----------------------------------------------------------------------------------------
                                                                   CLASS Z
                                                       ----------------------------------
                                                          YEAR           MARCH 1, 1996(a)
                                                          ENDED              THROUGH
                                                       APRIL 30, 1997    APRIL 30, 1996
                                                       --------------    --------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period ............          $ 14.41            $ 13.91
                                                           -------            -------

INCOME FROM INVESTMENT OPERATIONS
Net investment income ...........................              .11                .01
Net realized and unrealized gain on investments
 and foreign currency transactions ..............              .67                .49
                                                           -------            -------

  Total from investment operations ..............              .78                .50
                                                           -------            -------

LESS DISTRIBUTIONS
Dividends from net investment income ............             (.04)                --
Distributions from net capital and currency gains            (1.65)                --
                                                           -------            -------
  Total distributions ...........................            (1.69)                --
                                                           -------            -------
 Net asset value, end of period .................          $ 13.50            $ 14.41
                                                           =======            =======

TOTAL RETURN(c): ................................             5.48%              3.59%

RATIOS/SUPPLEMENTAL DATA:

Net assets, end of period (000) .................          $17,398            $20,616
Average net assets (000) ........................          $19,206            $20,298
Ratios to average net assets:
 Expenses .......................................              .98%               .98%(b)
 Net investment income ..........................              .74%               .54%(b)
Portfolio turnover ..............................               99%               136%
Average commission rate paid per share ..........          $ .0572            $ .0537

----------
(a) Commencement of offering of Class Z shares.
(b) Annualized.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of the period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              HOW THE FUND INVESTS

--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND POLICIES

      THE PRIMARY INVESTMENT OBJECTIVE OF THE FUND IS LONG-TERM GROWTH OF CAPITAL. THE FUND SEEKS TO ACHIEVE THIS OBJECTIVE BY FOCUSING ITS INVESTMENTS IN DOMESTIC AND FOREIGN SECURITIES, PRIMARILY EQUITY SECURITIES, OF COMPANIES IN THE ECONOMIC SECTORS DESCRIBED IN "DESCRIPTION OF ECONOMIC SECTORS" IN THE APPENDIX TO THIS PROSPECTUS. THE INVESTMENT ADVISER EXPECTS TO MAKE SIGNIFICANT SHIFTS IN THE FUND'S INVESTMENTS AMONG THOSE SECTORS THAT THE INVESTMENT ADVISER BELIEVES MAY BENEFIT FROM ECONOMIC, DEMOGRAPHIC OR OTHER CHANGES IN THE 1990'S AND INTO THE 21ST CENTURY. CURRENT INCOME IS A SECONDARY OBJECTIVE. THERE CAN BE NO ASSURANCE THAT THESE OBJECTIVES WILL BE ACHIEVED. See "Investment Objective and Policies" in the Statement of Additional Information.

      THE FUND'S INVESTMENT OBJECTIVE IS A FUNDAMENTAL POLICY AND, THEREFORE, MAY NOT BE CHANGED WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE FUND'S OUTSTANDING VOTING SECURITIES AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT). FUND POLICIES THAT ARE NOT FUNDAMENTAL MAY BE MODIFIED BY THE BOARD OF DIRECTORS.

      Through analyzing economic, demographic and other trends, such as the aging of the general population, shifts in population growth that may enhance the economic potential of regions such as the Pacific Northwest, the globalization of American businesses and increased foreign competition, the investment adviser will identify companies whose products and services appear to respond to the changing environment of the 1990's and beyond. In making portfolio selections, the investment adviser will place particular emphasis on companies that it believes have internal strengths, such as good financial resources, a satisfactory rate of return on capital, a favorable industry position and superior management. Companies with these characteristics are considered to have favorable prospects of achieving consistent earnings growth, which in turn may result in long-term capital appreciation.

      IN PURSUING ITS INVESTMENT STRATEGY AND IN RESPONSE TO CHANGES IN THE GENERAL ECONOMY OR WITHIN PARTICULAR SECTORS, THE FUND MAY INCREASE, DECREASE OR ELIMINATE ENTIRELY A PARTICULAR SECTOR'S REPRESENTATION IN THE FUND'S PORTFOLIO.

      AS WITH AN INVESTMENT IN ANY MUTUAL FUND, AN INVESTMENT IN THIS FUND CAN DECREASE IN VALUE AND YOU CAN LOSE MONEY.

EQUITY SECURITIES

      UNDER NORMAL CIRCUMSTANCES, AT LEAST 65% OF THE FUND'S TOTAL ASSETS WILL BE INVESTED IN EQUITY SECURITIES (INCLUDING DOMESTIC AND FOREIGN COMMON STOCKS, CONVERTIBLE DEBT SECURITIES AND WARRANTS) OF COMPANIES IN UP TO SEVEN ECONOMIC SECTORS. At no time will any one sector comprise more than 50% of the Fund's total assets nor will 25% or more of the Fund's total assets be concentrated in the securities of companies falling into any one industry or group of industries. Nonetheless, the Fund may be affected to a greater extent by any single economic, political or regulatory development than a mutual fund that does not focus its investments.

      The economic sectors in which the Fund will invest are described in "Description of Economic Sectors" in the Appendix and include autos and housing, basic industry, business services, consumer goods and services, defense and aerospace, energy, environmental, financial services, health care, natural resources, precious metals, public utilities, retailing, technology, and transportation. Each of these sectors consists of several related industries, and a single industry, or a company within an industry, may fall into more than one sector. The Fund's investment adviser will determine the sectors in which particular industries and companies belong on the basis of relevant market and business considerations. Companies will be assigned to sectors based on their principal business activity as reflected by gross revenues. Companies will not be reassigned to other sectors unless their principal business activity changes.

      WHILE THE PRINCIPAL INVESTMENT EMPHASIS WILL BE ON COMMON STOCKS, THE FUND ALSO MAY SEEK APPRECIATION IN OTHER TYPES OF EQUITY SECURITIES, SUCH AS CONVERTIBLE BONDS, CONVERTIBLE PREFERRED STOCKS AND WARRANTS TO PURCHASE COMMON STOCK, WHEN RELATIVE VALUES MAKE THESE INVESTMENTS APPEAR ATTRACTIVE EITHER AS INDIVIDUAL ISSUES OR AS TYPES OF SECURITIES IN CERTAIN ECONOMIC ENVIRONMENTS.

DEBT OBLIGATIONS

      UNDER NORMAL CIRCUMSTANCES, THE FUND MAY INVEST UP TO 35% OF ITS TOTAL ASSETS IN U.S. GOVERNMENT SECURITIES, FOREIGN GOVERNMENT SECURITIES AND U.S. AND FOREIGN CORPORATE DEBT OBLIGATIONS. The Fund anticipates that, of this total, it will primarily invest in fixed-income securities rated A or better by Moody's Investors Service (Moody's) or Standard & Poor's Ratings Group (S&P). The Fund may also invest up to 30% of its total assets in fixed-income securities rated Baa or lower by Moody's or BBB or lower by S&P or in non-rated fixed-income securities of comparable quality. Subsequent to its purchase by the Fund, a fixed-income obligation may be assigned a lower rating or cease to be rated. Such an event would not require the elimination of the issue from the portfolio, but the investment adviser will consider such an event in determining whether the Fund should continue to hold the security in its portfolio. Securities rated Baa by Moody's have speculative characteristics and changes in economic conditions or other circumstances could lead to a weakened capacity to make principal and interest payments. Securities rated BB or lower by S&P or Ba or lower by Moody's, commonly known as "junk bonds," are generally considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. A description of corporate bond ratings is contained in "Description of Security Ratings" in the Appendix to this Prospectus. The Fund may also invest in unrated fixed-income securities which, in the opinion of the investment adviser, are of a quality comparable to rated securities in which the Fund may invest.

RISKS OF INVESTING IN HIGH YIELD SECURITIES

      FIXED-INCOME SECURITIES ARE SUBJECT TO THE RISK OF AN ISSUER'S INABILITY TO MEET PRINCIPAL AND INTEREST PAYMENTS ON THE OBLIGATIONS (CREDIT RISK) AND MAY ALSO BE SUBJECT TO PRICE VOLATILITY DUE TO SUCH FACTORS AS INTEREST RATE SENSITIVITY AND THE MARKET PERCEPTION OF THE CREDITWORTHINESS OF THE ISSUER (MARKET RISK). Lower rated or unrated (i.e., high yield) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. The investment adviser considers both credit risk and market risk in making investment decisions for the Fund. See "Investment Objective and Policies--Risks of Investing in High Yield Securities" in the Statement of Additional Information.

U.S. GOVERNMENT SECURITIES

      THE FUND MAY INVEST IN U.S. TREASURY OBLIGATIONS, INCLUDING BILLS, NOTES, BONDS AND OTHER DEBT OBLIGATIONS ISSUED BY THE U.S. TREASURY. These instruments are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

SECURITIES ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES AND
INSTRUMENTALITIES

      THE FUND WILL ALSO INVEST IN OBLIGATIONS WHICH ARE ISSUED OR GUARANTEED BY AGENCIES OF THE U.S. GOVERNMENT OR INSTRUMENTALITIES ESTABLISHED OR SPONSORED BY THE U.S. GOVERNMENT. These obligations, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. Obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Small Business Administration are backed by the "full faith and credit" of the United States. In the case of securities not backed by the "full faith and credit" of the United States, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitments. Instruments in which the Fund may invest which are not backed by the "full faith and credit" of the United States include obligations issued by the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (FHLMC), the Federal National Mortgage Association (FNMA), the Resolution Funding Corporation, the Student Loan Marketing Association and the Tennessee Valley Authority, each of which under certain conditions has the right to borrow from the U.S. Treasury to meet its obligations, and obligations of the Farm Credit System, the obligations of which may be satisfied only by the individual credit of the issuing agency. Obligations of FHLMC may include collateralized mortgage obligations (CMOs). The Fund will invest in mortgage-backed securities (e.g., GNMA, FNMA and FHLMC certificates) only to the extent such securities are used as collateral for repurchase agreements entered into by the Fund.

FOREIGN GOVERNMENT SECURITIES

      THE FUND MAY INVEST IN FOREIGN GOVERNMENT SECURITIES, INCLUDING DEBT SECURITIES ISSUED OR GUARANTEED AS TO PAYMENT OF PRINCIPAL AND INTEREST BY GOVERNMENTS, QUASI-GOVERNMENTAL ENTITIES, GOVERNMENT AGENCIES, SUPRANATIONAL ENTITIES AND OTHER GOVERNMENTAL ENTITIES DENOMINATED IN THE CURRENCY OF A FOREIGN COUNTRY OR IN U.S. DOLLARS.

      A supranational entity is an entity constituted by the national governments of several countries to promote economic development, such as the World Bank (International Bank for Reconstruction and Development), the European Investment Bank and the Asian Development Bank. Debt securities of quasi-governmental entities are issued by entities owned by either a national, state or equivalent government or are obligations of a political unit that is not backed by the national government's full faith and credit and general taxing powers. Foreign government securities also include debt securities denominated in European Currency Units. A European Currency Unit represents specified amounts of the currencies of certain of the twelve member states of the European Community.

      The Fund will invest in foreign government securities rated A or better by S&P or Moody's or in non-rated securities of comparable quality in the opinion of the investment adviser. The Fund will invest only in foreign currency denominated government debt securities that are freely convertible into U.S. dollars without legal restriction at the time of purchase.

RISKS OF INVESTING IN FOREIGN SECURITIES

      INVESTMENT IN FOREIGN SECURITIES INVOLVES ADDITIONAL RISKS AND CONSIDERATIONS NOT TYPICALLY ASSOCIATED WITH INVESTING IN U.S. GOVERNMENT SECURITIES AND DOMESTIC ISSUERS. Investments in obligations of foreign issuers may be subject to certain risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and foreign exchange controls or other restrictions. In addition, there may be less publicly available information about foreign issuers than about domestic issuers and foreign issuers are generally not subject to the same accounting, auditing and financial recordkeeping standards and requirements as domestic issuers. In the event of a default with respect to any foreign debt obligations, it may be more difficult for the Fund to obtain or enforce a judgment against the issuer of such securities. There is no limitation on the amount of the Fund's assets that may be invested in foreign securities.

MONEY MARKET INSTRUMENTS

      WHEN CONDITIONS DICTATE A TEMPORARY DEFENSIVE STRATEGY OR DURING TEMPORARY PERIODS OF PORTFOLIO STRUCTURING AND RESTRUCTURING, THE FUND MAY INVEST IN MONEY MARKET INSTRUMENTS WITHOUT LIMIT. The Fund may invest in high quality money market instruments, including commercial paper of a U.S. or foreign company or foreign government;

certificates of deposit, bankers' acceptances and time deposits of domestic and foreign banks; and obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities. Commercial paper will be rated, at the time of investment, at least A-2 by S&P or Prime-2 by Moody's, or, if not rated, issued by an entity having an outstanding unsecured debt issue rated at least A or A-2 by S&P or A or Prime-2 by Moody's.

HEDGING AND RETURN ENHANCEMENT STRATEGIES

      THE FUND MAY ALSO ENGAGE IN VARIOUS PORTFOLIO STRATEGIES, INCLUDING USING DERIVATIVES, TO REDUCE CERTAIN RISKS OF ITS INVESTMENTS AND TO ATTEMPT TO ENHANCE RETURN. THESE STRATEGIES INCLUDE (1) THE PURCHASE AND WRITING (I.E.,
SALE) OF CALL OPTIONS AND PURCHASE OF PUT OPTIONS ON STOCKS AND STOCK INDICES AND (2) THE PURCHASE AND SALE OF FUTURES CONTRACTS ON INTEREST-BEARING SECURITIES, INTEREST RATE INDICES AND STOCK INDICES AND THE PURCHASE AND SALE OF OPTIONS THEREON. THE FUND MAY ENGAGE IN THESE TRANSACTIONS ON NATIONAL SECURITIES EXCHANGES OR, IN THE CASE OF FUTURES, ON COMMODITIES EXCHANGES OR, IN THE CASE OF EQUITY AND STOCK INDEX OPTIONS, IN THE OVER-THE-COUNTER MARKET. THE FUND, AND THUS THE INVESTOR, MAY LOSE MONEY THROUGH ANY UNSUCCESSFUL USE OF THESE STRATEGIES. The Fund's ability to use these strategies may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these strategies will succeed. New financial products and risk management techniques continue to be developed and the Fund may use these new investments and techniques to the extent consistent with its investment objectives and policies. See "Investment Objective and Policies" in the Statement of Additional Information.

OPTION TRANSACTIONS

      THE FUND MAY PURCHASE AND WRITE (I.E., SELL) CALL OPTIONS AND PURCHASE PUT OPTIONS ON STOCKS AND STOCK INDICES THAT ARE TRADED ON NATIONAL SECURITIES EXCHANGES OR THAT ARE LISTED ON NASDAQ OR IN THE OVER-THE-COUNTER MARKET TO ATTEMPT TO ENHANCE RETURN OR HEDGE ITS PORTFOLIO INVESTMENTS.

      A CALL OPTION IS A SHORT-TERM CONTRACT (HAVING A DURATION OF NINE MONTHS OR LESS) WHICH GIVES THE PURCHASER, IN RETURN FOR A PREMIUM PAID, THE RIGHT TO BUY THE SECURITY SUBJECT TO THE OPTION AT A SPECIFIED EXERCISE PRICE AT ANY TIME DURING THE TERM OF THE OPTION. The writer of the call option, in return for the premium, has the obligation, upon exercise of the option, to deliver, depending on the terms of the option contract, the underlying security to the purchaser upon receipt of the exercise price. When the Fund writes a call option, the Fund gives up the potential for gain on the underlying securities in excess of the exercise price of the option during the period that the option is open. There is no limitation on the amount of call options the Fund may write.

      A PUT OPTION IS A SIMILAR CONTRACT WHICH GIVES THE PURCHASER, IN RETURN FOR A PREMIUM, THE RIGHT, FOR A SPECIFIED PERIOD OF TIME, TO SELL THE SECURITY SUBJECT TO THE OPTION TO THE WRITER OF THE PUT AT THE SPECIFIED EXERCISE PRICE. The writer of the put, in return for the premium, has the obligation upon exercise of the option, to acquire the security underlying the option at the exercise price. Successful use of stock and index options requires skills different from those needed to select portfolio securities. The investment adviser manages other portfolios that use these techniques.

      The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Fund will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Fund.

      The Fund may also purchase a "protective put," i.e., a put option acquired for the purpose of protecting a portfolio security from a decline in market value. In exchange for the premium paid for the put option, the Fund acquires the right to sell the underlying security at the exercise price of the put regardless of the extent to which the underlying security declines in value. The loss to the Fund is limited to the premium paid for, and transaction costs incurred in connection with, the put plus the initial excess, if any, of the market price of the underlying security over the exercise price. However, if the market price of the security underlying the put rises, the profit the Fund realizes on the sale of the security will be reduced by the premium paid for the put option less any amount (net of transaction costs) for which the put may be sold. Similar principles apply to the purchase of puts on stock indices, as described below. Although the Fund will generally purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or other trading facility will exist for any particular option, or at any particular time, and for some options no secondary market may exist.

      OPTIONS ON STOCK INDICES. Options on stock indices are similar to options on equity securities except that, rather than the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right, in return for a premium paid, to receive, upon exercise of the option, an amount of cash if the closing level of the stock index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of an index option, in return for a premium, is obligated to pay the amount of cash due upon exercise of the option.

      Because exercises of index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on specific stocks, cannot provide in advance for, or cover, its potential settlement obligations by acquiring and holding the underlying securities. In addition, unless the Fund has other liquid assets which are sufficient to satisfy the exercise of a call, the Fund would be required to liquidate portfolio securities or borrow in order to satisfy the exercise.

      Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Fund will realize a gain or loss on the purchase or sale of an option on an index depends upon movements in the level of stock prices in the stock market generally or in an industry or market segment rather than movements in the price of a particular stock. Accordingly, successful use by the Fund of options on indices would be subject to the investment adviser's ability to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks. The investment adviser manages other portfolios that use options on stock indices.


FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

      THE FUND MAY ENTER INTO FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS FOR HEDGING PURPOSES. A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (typically large commercial banks) and their customers. A forward contract generally has no deposit requirements, and no commissions are charged for such trades. See "Investment Objective and Policies--Forward Foreign Currency Exchange Contracts" in the Statement of Additional Information.

      When the Fund invests in foreign securities, the Fund may enter into forward foreign currency exchange contracts in several circumstances to protect the value of its portfolio. The Fund may not use forward contracts to generate income, although the use of such contracts may incidentally generate income. There is no limitation on the value of forward contracts into which the Fund may enter.

FUTURES TRANSACTIONS

      THE FUND MAY BUY AND SELL FUTURES CONTRACTS ON INTEREST-BEARING SECURITIES, INTEREST RATE INDICES AND STOCK INDICES (FUTURES CONTRACTS) AND MAY BUY AND WRITE (I.E., SELL) OPTIONS THEREON TO REDUCE CERTAIN RISKS OF ITS INVESTMENTS AND, WITH RESPECT TO WRITING CALL OPTIONS ON FUTURES CONTRACTS, TO ATTEMPT TO ENHANCE RETURN IN ACCORDANCE WITH REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION. THE FUND, AND THUS THE INVESTOR, MAY LOSE MONEY THROUGH ANY UNSUCCESSFUL USE OF THESE STRATEGIES. The Fund will engage in transactions in only those futures contracts and options thereon that are traded on a commodities exchange or a board of trade. Exchanges and boards of trade may impose daily market price limits for certain futures contracts.

      Under regulations of the Commodity Exchange Act, investment companies registered under the Investment Company Act are exempt from the definition of "commodity pool operator", subject to compliance with certain conditions. The exemption is conditioned upon the Fund's purchasing and selling futures contracts and options thereon for bona fide hedging transactions, except that the Fund may purchase and sell futures contracts and options thereon for any other purpose to the extent that the aggregate initial margin and option premiums do not exceed 5% of the liquidation value of the Fund's total assets. There are no limitations on the percentage of the Fund which may be hedged, and there are no limitations on the use of assets to cover futures contracts and options thereon, except that the aggregate value of the securities that are the subject of put options will not exceed 50% of the Fund's net assets. See "Taxes" in the Statement of Additional Information.

      THE FUND'S SUCCESSFUL USE OF FUTURES CONTRACTS AND OPTIONS THEREON DEPENDS UPON THE INVESTMENT ADVISER'S ABILITY TO PREDICT THE DIRECTION OF THE MARKET AND OF INTEREST RATES AND REQUIRES SKILLS AND TECHNIQUES DIFFERENT FROM THOSE USED IN SELECTING PORTFOLIO SECURITIES. The correlation between movements in the price of the futures contract and the price of the securities being hedged is imperfect, particularly when the composition of the Fund's portfolio diverges from the composition of the relevant index. With respect to interest rate futures contracts, there is a risk that the futures contracts will not correlate with interest rates. In addition, if the Fund purchases futures contracts to hedge against market advances before it can invest in common stock or fixed-income securities in an advantageous manner and the market declines, the Fund might incur a loss on the futures contract. The Fund's ability to establish and maintain positions will depend on market liquidity. In addition, the ability of the Fund to close out a futures position or an option depends upon a liquid secondary market. There is no assurance that liquid secondary markets will exist for any particular futures contract or option at any particular time. The investment adviser manages other portfolios that use futures contracts and options thereon.

      THE FUND'S ABILITY TO ENTER INTO OR CLOSE OUT FUTURES CONTRACTS AND OPTIONS THEREON MAY ALSO BE LIMITED BY THE REQUIREMENTS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INTERNAL REVENUE CODE), FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY.

RISKS OF HEDGING AND RETURN ENHANCEMENT STRATEGIES

      PARTICIPATION IN THE OPTIONS OR FUTURES MARKETS INVOLVES INVESTMENT RISKS AND TRANSACTION COSTS TO WHICH THE FUND WOULD NOT BE SUBJECT ABSENT THE USE OF THESE STRATEGIES. THE FUND, AND THUS THE INVESTOR, MAY LOSE MONEY THROUGH ANY UNSUCCESSFUL USE OF THESE STRATEGIES. If the investment adviser's prediction of movements in the direction of the securities and interest rate markets are inaccurate, the adverse consequences to the Fund may leave the Fund in a worse position than if such strategies were not used. Risks inherent in the use of options and futures contracts and options on futures contracts include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates, securities prices and markets; (2) imperfect correlation between the price of options and stock index futures and options thereon and movements in the prices of the securities being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time; (5) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (6) the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Fund to sell a portfolio security at a disadvantageous time, due to the need for the Fund to maintain "cover" or to segregate securities in connection with hedging transactions. See "Investment Objective and Policies" and "Taxes" in the Statement of Additional Information.

OTHER INVESTMENTS AND POLICIES

WHEN-ISSUED OR DELAYED DELIVERY SECURITIES

      The Fund may purchase or sell securities on a when-issued or delayed delivery basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place as much as a month or more in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. The Fund's Custodian will maintain, in a segregated account of the Fund, cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, having a value equal to or greater than the Fund's purchase commitments. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement. At the time of delivery of the securities the value may be more or less than the purchase price and an increase in the percentage of the Fund's assets committed to the purchase of securities on a when-issued or delayed delivery basis may increase the volatility of the Fund's net asset value.

REPURCHASE AGREEMENTS

      The Fund may on occasion enter into repurchase agreements whereby the seller of a security agrees to repurchase that security from the Fund at a mutually agreed-upon time and price. The repurchase date is usually within a day or two of the original purchase, although it may not be for a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Fund's money is invested in the repurchase agreement. The Fund's repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily, and if the value of the instruments declines, the Fund will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Fund may incur a loss. The Fund participates in a joint repurchase account with other investment companies managed by Prudential Investments Fund Management LLC pursuant to an order of the Securities and Exchange Commission
(SEC).

ILLIQUID SECURITIES

      The Fund may hold up to 15% of its net assets in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable in securities markets either within or outside of the United States. Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and privately placed commercial paper that have a readily available market are not considered illiquid for purposes of this limitation. The investment adviser will monitor the liquidity of such restricted securities under the supervision of the Board of Directors. The Fund's investment in Rule 144A securities could have the effect of increasing illiquidity to the extent that qualified institutional buyers become, for a limited time, uninterested in purchasing Rule 144A securities. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.

      The staff of the SEC has taken the position that purchased over-the-counter options and the assets used as "cover" for written over-the-counter options are illiquid securities unless the Fund and the counterparty have provided for the Fund, at the Fund's election, to unwind the over-the-counter option. The exercise of such an option ordinarily would involve the payment by the Fund of an amount designed to reflect the counterparty's economic loss from an early termination, but does allow the Fund to treat the assets used as "cover" as "liquid."

SHORT SELLING

      The Fund may sell a security it does not own in anticipation of a decline in the market value of that security (short sales). To complete such a transaction, the Fund must borrow the security to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing it at market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to pay to the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. Until the Fund replaces a borrowed security, the Fund will maintain daily a segregated account, containing cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, at such a level that (i) the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short and (ii) the amount deposited in the segregated account plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time it was sold short. The Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. This result is the opposite of what one would expect from a cash purchase of a long position in a security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund may be required to pay in connection with a short sale. No more than 25% of the Fund's net assets will be, when added together: (i) deposited as collateral for the obligation to replace securities borrowed to effect short sales; and (ii) allocated to segregated accounts in connection with short sales.

      The Fund also may make short sales "against-the-box," in which the Fund enters into a short sale of a security which the Fund owns or has the right to obtain at no added cost. Not more than 25% of the Fund's net assets (determined at the time of the short sale against-the-box) may be subject to such sales. See "Investment Objective and Policies--Short Sales Against-the-Box" in the Statement of Additional Information.

BORROWING

      The Fund may borrow up to 20% of the value of its total assets (computed at the time the loan is made) for temporary, extraordinary or emergency purposes or for the clearance of transactions and to take advantage of investment opportunities. Such borrowings shall be made only from banks, unless the Fund receives an order from the SEC to permit borrowings from entities other than banks. The Fund may pledge up to 20% of its total assets to secure such borrowings. If the Fund's asset coverage for borrowings falls below 300%, the Fund will take prompt action to reduce its borrowings. If the Fund borrows to invest in securities, any investment gains made on the securities in excess of interest paid on the borrowing will cause the net asset value of the shares to rise faster than would otherwise be the case. On the other hand, if the investment performance of the additional securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Fund, the net asset value of the Fund's shares will decrease faster than would otherwise be the case. This is the speculative factor known as "leverage." See "Investment Restrictions" in the Statement of Additional Information.

SECURITIES LENDING

      The Fund may lend its portfolio securities to brokers or dealers, banks or other recognized institutional borrowers of securities, provided that the borrower at all times maintains cash or other liquid assets or secures an irrevocable letter of credit in favor of the Fund in an amount equal to at least 100%, determined daily, of the market value of the securities loaned which are maintained in a segregated account pursuant to applicable regulations. During the time portfolio securities are on loan, the borrower will pay the Fund an amount equivalent to any dividend or interest paid on such securities and the Fund may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower. As a matter of policy, the Fund cannot lend more than 30% of the value of its total assets. The Fund may pay reasonable administration and custodial fees in connection with a loan. See "Investment Objective and Policies--Lending of Portfolio Securities" in the Statement of Additional Information.

PORTFOLIO TURNOVER

      The portfolio turnover rate for the Fund is not expected to exceed 200% under normal circumstances. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Fund's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. High portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

INVESTMENT RESTRICTIONS

      The Fund is subject to certain investment restrictions which, like its investment objectives, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.

--------------------------------------------------------------------------------

                             HOW THE FUND IS MANAGED

--------------------------------------------------------------------------------

      THE FUND HAS A BOARD OF DIRECTORS WHICH, IN ADDITION TO OVERSEEING THE ACTIONS OF THE FUND'S MANAGER, SUBADVISER AND DISTRIBUTOR, AS SET FORTH BELOW, DECIDES UPON MATTERS OF GENERAL POLICY. THE FUND'S MANAGER CONDUCTS AND SUPERVISES THE DAILY BUSINESS OPERATIONS OF THE FUND. THE FUND'S SUBADVISER FURNISHES DAILY INVESTMENT ADVISORY SERVICES.

      For the fiscal year ended April 30, 1997, the Fund's expenses as a percentage of average net assets for Class A, Class B, Class C and Class Z shares were 1.23%, 1.98%, 1.98% and .98%, respectively. See "Financial Highlights."

MANAGER

      PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM OR THE MANAGER), GATEWAY CENTER THREE, NEWARK, NEW JERSEY 07102-4077, IS THE MANAGER OF THE FUND AND IS COMPENSATED FOR ITS SERVICES AT AN ANNUAL RATE OF .65 OF 1% OF THE FUND'S AVERAGE DAILY NET ASSETS. PIFM is organized in New York as a limited liability company. It is the successor of Prudential Mutual Fund Management, Inc., which transferred its assets to PIFM in September 1996. For the fiscal year ended April 30, 1997, the Fund paid management fees to PIFM of .625% of the Fund's average net assets. For the fiscal year ending April 30, 1998, the Manager has agreed to limit its management fee to .625 of 1% of the first $500 million of the Fund's average net assets, .55 of 1% of the next $500 million and .50 of 1% of the Fund's average daily net assets in excess of $1 billion. See "Manager" in the Statement of Additional Information.

      As of May 31, 1997, PIFM served as the manager to 40 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 22 closed-end investment companies with aggregate assets of approximately $56 billion.

      UNDER THE MANAGEMENT AGREEMENT WITH THE FUND, PIFM MANAGES THE INVESTMENT OPERATIONS OF THE FUND AND ALSO ADMINISTERS THE FUND'S CORPORATE AFFAIRS. See "Manager" in the Statement of Additional Information.

      UNDER A SUBADVISORY AGREEMENT BETWEEN PIFM AND THE PRUDENTIAL INVESTMENT CORPORATION (PIC), DOING BUSINESS AS PRUDENTIAL INVESTMENTS (PI, THE SUBADVISER OR THE INVESTMENT ADVISER), PI FURNISHES INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE MANAGEMENT OF THE FUND AND IS REIMBURSED BY PIFM FOR ITS REASONABLE COSTS AND EXPENSES INCURRED IN PROVIDING SUCH SERVICES. Under the Management Agreement, PIFM continues to have responsibility for all investment advisory services and supervises PI's performance of such services.

     The current portfolio managers of the Fund are Gregory Goldberg and Jeffrey Rose, CFA. Mr. Goldberg is a Managing Director and Mr. Rose is a Vice President of Prudential Investments, a business group of The Prudential Insurance Company of America (Prudential). Messrs. Goldberg and Rose are responsible for day-to-day management and stock selection for the Fund. Mr. Goldberg has managed the Fund's portfolio since March 1994. Mr. Goldberg was previously employed by Daiwa International Capital Management (January 1988-December 1993) as a portfolio manager for institutional clients. Prior thereto, he was employed by Industrial Bank of Japan (October 1986-January 1988). Mr. Goldberg also serves as the portfolio manager of Prudential Allocation Fund. Mr. Rose joined Prudential Investments in June 1994 as an equity analyst. Prior thereto, he co-managed a portfolio of private debt and equity securities for Prudential Capital Group (May 1992-June 1994).

      PIFM and PIC are wholly-owned subsidiaries of Prudential, a major diversified insurance and financial services company.

DISTRIBUTOR

      PRUDENTIAL SECURITIES INCORPORATED (PRUDENTIAL SECURITIES OR PSI), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR OF THE SHARES OF THE FUND. IT IS AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF PRUDENTIAL.

      UNDER SEPARATE DISTRIBUTION AND SERVICE PLANS (THE CLASS A PLAN, THE CLASS B PLAN AND THE CLASS C PLAN, COLLECTIVELY, THE PLANS) ADOPTED BY THE FUND UNDER RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT AND A DISTRIBUTION AGREEMENT (THE DISTRIBUTION AGREEMENT), PRUDENTIAL SECURITIES (THE DISTRIBUTOR) INCURS THE EXPENSES OF DISTRIBUTING THE FUND'S CLASS A, CLASS B AND CLASS C SHARES. Prudential Securities also incurs the expenses of distributing the Fund's Class Z shares under the Distribution Agreement, none of which is reimbursed by or paid for by the Fund. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of Prudential Securities and representatives of Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions and account servicing fees paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of Prudential Securities and Prusec associated with the sale of Fund shares, including lease, utility, communications and sales promotion expenses.

      Under the Plans, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

      UNDER THE CLASS A PLAN, THE FUND MAY PAY PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS A SHARES AT AN ANNUAL RATE OF UP TO .30 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS A SHARES. The Class A Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1% of the average daily net assets of the Class A shares. Prudential Securities has agreed to limit its distribution-related fees payable under the Class A Plan to .25 of 1% of the average daily net assets of the Class A shares for the fiscal year ending April 30, 1998.

      UNDER THE CLASS B AND CLASS C PLANS, THE FUND PAYS PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS B AND CLASS C SHARES AT AN ANNUAL RATE OF UP TO 1% OF THE AVERAGE DAILY NET ASSETS OF EACH OF THE CLASS B AND CLASS C SHARES. THE CLASS B AND CLASS C PLANS PROVIDE FOR THE PAYMENT TO PRUDENTIAL SECURITIES OF (I) AN ASSET-BASED SALES CHARGE OF .75 OF 1% OF THE AVERAGE DAILY NET ASSETS OF EACH OF THE CLASS B AND CLASS C SHARES, AND
(II) A SERVICE FEE OF .25 OF 1% OF THE AVERAGE DAILY NET ASSETS OF EACH OF THE CLASS B AND CLASS C SHARES. THE SERVICE FEE IS USED TO PAY FOR PERSONAL SERVICE AND/OR THE MAINTENANCE OF SHAREHOLDER ACCOUNTS. Prudential Securities also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide--How to Sell Your Shares--Contingent Deferred Sales Charges."

      For the fiscal year ended April 30, 1997, the Fund paid distribution expenses of .25 of 1%, 1.00% and 1.00% of the average daily net assets of the Class A, Class B and Class C shares, respectively. The Fund records all payments made under the Plans as expenses in the calculation of net investment income. See "Distributor" in the Statement of Additional Information.

      Distribution expenses attributable to the sale of Class A, Class B or Class C shares of the Fund will be allocated to each such class based upon the ratio of sales of each such class to the sales of Class A, Class B or Class C shares of the Fund other than expenses allocated to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

      Each Plan provides that it shall continue in effect from year to year provided that a majority of the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Directors), vote annually to continue the Plan. Each Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors or a majority of the outstanding shares of the applicable class of the Fund. The Fund will not be obligated to pay distribution and service fees incurred under any Plan if it is terminated or not continued.

      In addition to distribution and service fees paid by the Fund under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers (including Prudential Securities) and other persons who distribute shares of the Fund (including Class Z shares). Such payments may be calculated by reference to the net asset value of shares sold by such persons or otherwise.

      The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (NASD) governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

      On October 21, 1993, PSI entered into an omnibus settlement with the SEC, state securities regulators (with the exception of the Texas Securities Commissioner who joined the settlement on January 18, 1994) and the NASD to resolve allegations that from 1980 through 1990 PSI sold certain limited partnership interests in violation of securities laws to persons for whom such securities were not suitable and misrepresented the safety, potential returns and liquidity of these investments. Without admitting or denying the allegations asserted against it, PSI consented to the entry of an SEC Administrative Order which stated that PSI's conduct violated the federal securities laws, directed PSI to cease and desist from violating the federal securities laws, pay civil penalties, and adopt certain remedial measures to address the violations.

      Pursuant to the terms of the SEC settlement, PSI agreed to the imposition of a $10,000,000 civil penalty, established a settlement fund in the amount of $330,000,000 and procedures to resolve legitimate claims for compensatory damages by purchasers of the partnership interests. PSI has agreed to provide additional funds, if necessary, for the purpose of the settlement fund. PSI's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. PSI consented to a censure and to the payment of a $5,000,000 fine in settling the NASD action.

      In October 1994, a criminal complaint was filed with the United States Magistrate for the Southern District of New York alleging that PSI committed fraud in connection with the sale of certain limited partnership interests in violation of federal securities laws. An agreement was simultaneously filed to defer prosecution of these charges for a period of three years from the signing of the agreement, provided that PSI complies with the terms of the agreement. If, upon completion of the three year period, PSI has complied with the terms of the agreement, no prosecution will be instituted by the United States for the offenses charged in the complaint. If on the other hand, during the course of the three year period, PSI violates the terms of the agreement, the U.S. Attorney can then elect to pursue these charges. Under the terms of the agreement, PSI agreed, among other things, to pay an additional $330,000,000 into the fund established by the SEC to pay restitution to investors who purchased certain PSI limited partnership interests.

      For more detailed information concerning the foregoing matters, see "Distributor" in the Statement of Additional Information, a copy of which may be obtained at no cost by calling (800) 225-1852.

      The Fund is not affected by PSI's financial condition and is an entirely separate legal entity from PSI, which has no beneficial ownership therein and the Fund's assets which are held by State Street Bank and Trust Company, an independent custodian, are separate and distinct from PSI.

PORTFOLIO TRANSACTIONS

      Prudential Securities may act as a broker or futures commission merchant for the Fund, provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

      State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Fund's portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.

      Prudential Mutual Fund Services LLC (PMFS), Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent and, in those capacities, maintains certain books and records for the Fund. PMFS is a wholly-owned subsidiary of PIFM. Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005.

--------------------------------------------------------------------------------

                         HOW THE FUND VALUES ITS SHARES

--------------------------------------------------------------------------------

      THE FUND'S NET ASSET VALUE PER SHARE OR NAV IS DETERMINED BY SUBTRACTING ITS LIABILITIES FROM THE VALUE OF ITS ASSETS AND DIVIDING THE REMAINDER BY THE NUMBER OF OUTSTANDING SHARES. NAV IS CALCULATED SEPARATELY FOR EACH CLASS. THE BOARD OF DIRECTORS HAS FIXED THE SPECIFIC TIME OF DAY FOR THE COMPUTATION OF THE FUND'S NET ASSET VALUE TO BE AS OF 4:15 P.M., NEW YORK TIME.

      Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Board of Directors. See "Net Asset Value" in the Statement of Additional Information.

      The Fund will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Fund or days on which changes in the value of the Fund's portfolio securities do not materially affect the NAV.

      Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different net asset values and dividends. The NAV of Class B and Class C shares will generally be lower than the NAV of Class A shares as a result of the larger distribution-related fee to which Class B and Class C shares are subject. The NAV of Class Z shares will generally be higher than the NAV of the other three classes because Class Z shares are not subject to any distribution and/or service fees. It is expected, however, that the NAV of the four classes will tend to converge immediately after the recording of dividends, if any, which will differ by approximately the amount of the distribution and/or service fee expense accrual differential among the classes.

--------------------------------------------------------------------------------

                       HOW THE FUND CALCULATES PERFORMANCE

--------------------------------------------------------------------------------

      FROM TIME TO TIME THE FUND MAY ADVERTISE ITS TOTAL RETURN (INCLUDING "AVERAGE ANNUAL" TOTAL RETURN AND "AGGREGATE" TOTAL RETURN) AND YIELD IN ADVERTISEMENTS OR SALES LITERATURE. TOTAL RETURN AND YIELD ARE CALCULATED SEPARATELY FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES.These figures are based on historical earnings and are not intended to indicate future performance. The "total return" shows how much an investment in the Fund would have increased (decreased) over a specified period of time (i.e., one, five or ten years or since inception of the Fund) assuming that all distributions and dividends by the Fund were reinvested on the reinvestment dates during the period and less all recurring fees. The "aggregate" total return reflects actual performance over a stated period of time. "Average annual" total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. "Average annual" total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges. Neither "average annual" total return nor "aggregate" total return takes into account any federal or state income taxes which may be payable upon redemption. The "yield" refers to the income generated by an investment in the Fund over a one-month or 30-day period. This income is then "annualized;" that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The Fund also may include comparative performance information in advertising or marketing the Fund's shares. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc., other industry publications, business periodicals and market indices. See "Performance Information" in the Statement of Additional Information. Further performance information is contained in the Fund's annual and semi-annual reports to shareholders, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

--------------------------------------------------------------------------------

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

--------------------------------------------------------------------------------

TAXATION OF THE FUND

      THE FUND HAS ELECTED TO QUALIFY AND INTENDS TO REMAIN QUALIFIED AS A REGULATED INVESTMENT COMPANY UNDER THE INTERNAL REVENUE CODE. ACCORDINGLY, THE FUND WILL NOT BE SUBJECT TO FEDERAL INCOME TAXES ON ITS NET INVESTMENT INCOME AND NET CAPITAL GAINS, IF ANY, THAT IT DISTRIBUTES TO ITS SHAREHOLDERS. SEE "TAXES" IN THE STATEMENT OF ADDITIONAL INFORMATION.

      Under the Internal Revenue Code, special rules apply to the treatment of certain options and futures contracts (Section 1256 contracts). At the end of each year, such investments held by the Fund will be required to be "marked to market" for federal income tax purposes; that is, treated as having been sold at market value. Sixty percent of any gain or loss recognized on these "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss. See "Taxes" in the Statement of Additional Information.

      The Fund may incur foreign income taxes in connection with some of its foreign investments. Certain of these taxes may be credited to shareholders. See "Taxes" in the Statement of Additional Information. The Fund may, from time to time, invest in Passive Foreign Investment Companies (PFICs). PFICs are foreign corporations which derive a majority of their income from passive sources. For tax purposes, the Fund's investments in PFICs may subject the Fund to federal income taxes on certain income and gains realized by the Fund.

      Certain gains or losses from fluctuations in foreign currency exchange rates (Section 988 gains and losses) will affect the amount of ordinary income the Fund will be able to pay as dividends. See "Taxes" in the Statement of Additional Information.

TAXATION OF SHAREHOLDERS

      Any dividends out of net investment income, together with distributions of any net short-term gains (i.e., the excess of net short-term capital gains over net long-term capital losses) distributed to shareholders, will be taxable as ordinary income to the shareholder whether or not reinvested. Any net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders will be taxable as long-term capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum long-term capital gains rate for individuals is 28%. The maximum long-term capital gains rate for corporate shareholders is currently the same as the maximum tax rate for ordinary income.

      Dividends received by corporate shareholders are eligible for a dividends received deduction of 70% to the extent the Fund's income is derived from qualified dividends received by the Fund from domestic corporations. Dividends attributable to interest income, capital and currency gain net income, gain or loss from Section 1256 contracts and from some other sources will not be eligible for the corporate dividends received deduction. See "Taxes" in the Statement of Additional Information. Corporate shareholders should consult their tax advisers regarding other requirements applicable to the dividends received deduction.

      Any gain or loss realized upon a sale or redemption of Fund shares by a shareholder who is not a dealer in securities will generally be treated as long-term capital gain or loss if the shares have been held more than one year and otherwise as short-term capital gain or loss. Any such loss with respect to shares that are held for six months or less, however, will be treated as a long-term capital loss to the extent of any capital gain distributions received by the shareholder.

      The Fund has obtained opinions of counsel to the effect that neither (i) the conversion of Class B shares into Class A shares nor (ii) the exchange of any class of the Fund's shares for any other class of its shares constitutes a taxable event for federal income tax purposes. However, such opinions are not binding on the Internal Revenue Service.

      Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes. See "Taxes" in the Statement of Additional Information.

WITHHOLDING TAXES

      Under the Internal Revenue Code, the Fund generally is required to withhold and remit to the U.S. Treasury 31% of dividend, capital gain income and redemption proceeds on the accounts of those shareholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) with the required certifications regarding the shareholder's status under the federal income tax laws. Withholding at this rate is also required from dividends and capital gains distributions (but not redemption proceeds) payable to shareholders who are otherwise subject to backup withholding. Dividends of net investment income and short-term capital gains paid to a foreign shareholder will generally be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate).

DIVIDENDS AND DISTRIBUTIONS

      THE FUND EXPECTS TO PAY SEMI-ANNUAL DIVIDENDS OF NET INVESTMENT INCOME, IF ANY, AND MAKE ANNUAL DISTRIBUTIONS OF ANY CAPITAL GAINS IN EXCESS OF NET LONG-TERM CAPITAL LOSSES. Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that each class (other than Class Z) will bear its own distribution charges, generally resulting in lower dividends for Class B and Class C shares in relation to Class A and Class Z shares and lower dividends for Class A shares in relation to Class Z shares. Distributions of net capital gains, if any, will be paid in the same amount for each class of shares. See "How the Fund Values its Shares."

      DIVIDENDS AND DISTRIBUTIONS WILL BE PAID IN ADDITIONAL FUND SHARES BASED ON THE NAV OF EACH CLASS ON THE RECORD DATE, OR SUCH OTHER DATE AS THE BOARD OF DIRECTORS MAY DETERMINE, UNLESS THE SHAREHOLDER ELECTS IN WRITING NOT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE RECORD DATE TO RECEIVE SUCH DIVIDENDS AND DISTRIBUTIONS IN CASH. Such election should be submitted to Prudential Mutual Fund Services LLC, Attention: Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. If you hold shares through Prudential Securities, you should contact your financial adviser to elect to receive dividends and distributions in cash. The Fund will notify each shareholder after the close of the Fund's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions on a per share basis.

      Certain dividends declared by the Fund will be treated as received by shareholders on December 31 of the year the dividends are declared. This rule applies to the dividends declared by the Fund in October, November or December of a calendar year, payable to shareholders of record on a date in any such month, if such dividends are paid by January 31 of the following calendar year.

      WHEN THE FUND GOES "EX-DIVIDEND," THE NAV OF EACH CLASS IS REDUCED BY THE AMOUNT OF THE DIVIDEND OR DISTRIBUTION ALLOCABLE TO EACH CLASS. IF YOU BUY SHARES JUST PRIOR TO THE EX-DIVIDEND DATE (WHICH GENERALLY OCCURS TWO BUSINESS DAYS PRIOR TO THE RECORD DATE), THE PRICE YOU PAY WILL INCLUDE THE DIVIDEND OR DISTRIBUTION AND A PORTION OF YOUR INVESTMENT WILL BE RETURNED TO YOU AS A TAXABLE DIVIDEND OR DISTRIBUTION. YOU SHOULD, THEREFORE, CONSIDER THE TIMING OF DIVIDENDS AND DISTRIBUTIONS WHEN MAKING YOUR PURCHASES.

--------------------------------------------------------------------------------

                               GENERAL INFORMATION

--------------------------------------------------------------------------------

DESCRIPTION OF COMMON STOCK

      THE FUND WAS INCORPORATED IN MARYLAND ON FEBRUARY 21, 1990. THE FUND IS AUTHORIZED TO ISSUE TWO BILLION SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, DIVIDED EQUALLY INTO FOUR CLASSES, DESIGNATED CLASS A, CLASS B, CLASS C AND CLASS Z SHARES, EACH OF WHICH CONSISTS OF 500,000,000 AUTHORIZED SHARES. Each class of common stock represents an interest in the same assets of the Fund and is identical in all respects except that (i) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares, which are not subject to any sales charges and distribution and/or service fees), which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (iii) each class has a different exchange privilege, (iv) only Class B shares have a conversion feature and (v) Class Z shares are offered exclusively for sale to a limited group of investors. See "How the Fund is Managed--Distributor." In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional series and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Directors may determine.

      The Board of Directors may increase or decrease the number of authorized shares without approval by the shareholders. Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances as described under "Shareholder Guide--How to Sell Your Shares." Each share of each class of common stock is equal as to earnings, assets and voting privileges, except as noted above, and each class (with the exception of Class Z shares, which are not subject to any distribution or service fees) bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to the Class B shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of common stock of the Fund is entitled to its portion of all of the Fund's assets after all debts and expenses of the Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of these classes are likely to be lower than to Class A shareholders and to Class Z shareholders, whose shares are not subject to any distribution and/or service fees. The Fund's shares do not have cumulative voting rights for the election of Directors.

      THE FUND DOES NOT INTEND TO HOLD ANNUAL MEETINGS OF SHAREHOLDERS UNLESS OTHERWISE REQUIRED BY LAW. THE FUND WILL NOT BE REQUIRED TO HOLD MEETINGS OF SHAREHOLDERS UNLESS THE ELECTION OF DIRECTORS IS REQUIRED TO BE ACTED ON BY THE SHAREHOLDERS UNDER THE INVESTMENT COMPANY ACT. SHAREHOLDERS HAVE CERTAIN RIGHTS, INCLUDING THE RIGHT TO CALL A MEETING UPON A VOTE OF 10% OF THE FUND'S OUTSTANDING SHARES FOR THE PURPOSE OF VOTING ON THE REMOVAL OF ONE OR MORE DIRECTORS OR TO TRANSACT ANY OTHER BUSINESS.

ADDITIONAL INFORMATION

      This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Fund with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

--------------------------------------------------------------------------------

                                SHAREHOLDER GUIDE

--------------------------------------------------------------------------------

HOW TO BUY SHARES OF THE FUND

      YOU MAY PURCHASE SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, PRUSEC OR DIRECTLY FROM THE FUND, THROUGH ITS TRANSFER AGENT, PRUDENTIAL MUTUAL FUND SERVICES LLC (PMFS OR THE TRANSFER AGENT), ATTENTION: INVESTMENT SERVICES, P.O. BOX 15020, NEW BRUNSWICK, NEW JERSEY 08906-5020. Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about Class Z shares. The purchase price is the NAV next determined following receipt of an order in proper form by the Transfer Agent or Prudential Securities plus a sales charge which, at your option, may be imposed either (i) at the time of purchase (Class A shares) or
(ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at net asset value without any sales charge. See "Alternative Purchase Plan" below. See also "How the Fund Values its Shares." Payment may be made by wire, check or through your brokerage account.

      The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares, except that the minimum initial investment for Class C shares may be waived from time to time. There is no minimum investment requirement for Class Z shares. The minimum subsequent investment is $100 for all classes, except for Class Z shares, for which there is no such minimum. All minimum investment requirements are waived for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Services" below.

      Application forms can be obtained from PMFS, Prudential Securities or Prusec. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive stock certificates.

      The Fund reserves the right to reject any purchase order (including an exchange into the Fund) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares" below.

      Your dealer is responsible for forwarding payment promptly to the Fund. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the third business day following the investment.

      Transactions in Fund shares may be subject to postage and handling charges imposed by your dealer.

      PURCHASE BY WIRE. For an initial purchase of shares of the Fund by wire, you must first telephone PMFS at (800) 225-1852 (toll-free) to receive an account number. The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company (State Street), Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential Multi-Sector Fund, Inc., specifying on the wire the account number assigned by PMFS and your name and identifying the sales charge alternative (Class A, Class B, Class C or Class Z shares).

      If you arrange for receipt by State Street of Federal Funds prior to the calculation of NAV (4:15 P.M., New York time), on a business day, you may purchase shares of the Fund as of that day. See "Net Asset Value" in the Statement of Additional Information.

      In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies Prudential Multi-Sector Fund, Inc., Class A, Class B, Class C or Class Z shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum amount which may be invested by wire is $1,000.

ALTERNATIVE PURCHASE PLAN

      THE FUND OFFERS FOUR CLASSES OF SHARES (CLASS A, CLASS B, CLASS C AND CLASS Z SHARES) WHICH ALLOWS YOU TO CHOOSE THE MOST BENEFICIAL SALES CHARGE STRUCTURE FOR YOUR INDIVIDUAL CIRCUMSTANCES, GIVEN THE AMOUNT OF THE PURCHASE, THE LENGTH OF TIME YOU EXPECT TO HOLD THE SHARES AND OTHER RELEVANT CIRCUMSTANCES (ALTERNATIVE PURCHASE PLAN).

                                                    ANNUAL 12B-1 FEES
                                                 (AS A % OF AVERAGE DAILY
                       SALES CHARGE                       NET ASSETS)                  OTHER INFORMATION
          --------------------------------------   -----------------------   --------------------------------------
CLASS A   Maximum initial sales charge of 5% of    .30 of 1% (Currently      Initial sales charge waived or reduced
          the public offering price                being charged at a rate   for certain purchases
                                                   of .25 of 1%)

CLASS B   Maximum contingent deferred sales        1%                        Shares convert to Class A shares
          charge or CDSC of 5% of the lesser of                              approximately seven years after
          the amount invested or the redemption                              purchase
          proceeds; declines to zero after six
          years

CLASS C   Maximum CDSC of 1% of the lesser of      1%                        Shares do not convert to another class
          the amount invested or the redemption
          proceeds on redemptions made within
          one year of purchase

CLASS Z   None                                     None                      Sold to a limited group of investors
-------------------------------------------------------------------------------------------------------------------

      The four classes of shares represent an interest in the same portfolio of investments of the Fund and have the same rights, except that (i) each class (with the exception of Class Z shares, which are not subject to any distribution or service fees) is subject to different sales charges and distribution and/or service fees, which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and (iii) only Class B shares have a conversion feature. The four classes also have separate exchange privileges. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee (if any) of each class. Class B and Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than the Class A and Class Z shares.

      Financial advisers and other sales agents who sell shares of the Fund will receive different compensation for selling Class A, Class B, Class C and Class Z shares and will generally receive more compensation initially for selling Class A and Class B shares than for selling Class C or Class Z shares.

      IN SELECTING A PURCHASE ALTERNATIVE, YOU SHOULD CONSIDER, AMONG OTHER THINGS, (1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge, (4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below) and (5) the fact that Class B shares automatically convert to Class A shares approximately seven years after purchase (see "Conversion Feature--Class B Shares" below).

      The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Fund:

      If you intend to hold your investment in the Fund for less than 7 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 5% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

      If you intend to hold your investment for 7 years or more and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 7 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class B shares over either Class A or Class C shares.

      If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B and Class C shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

      If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 6 years in the case of Class B shares and Class C shares for the higher cumulative annual distribution-related fee on those shares to exceed the initial sales charge plus cumulative annual distribution-related fees on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuations in net asset value, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.

      ALL PURCHASES OF $1 MILLION OR MORE, EITHER AS PART OF A SINGLE INVESTMENT OR UNDER RIGHTS OF ACCUMULATION OR LETTERS OF INTENT, MUST BE FOR CLASS A SHARES UNLESS THE PURCHASER IS ELIGIBLE TO PURCHASE CLASS Z SHARES. See "Reduction and Waiver of Initial Sales Charges" and "Class Z Shares" below.

CLASS A SHARES

      The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) as shown in the following table:

                         SALES CHARGE AS   SALES CHARGE AS    DEALER CONCESSION
                          PERCENTAGE OF     PERCENTAGE OF     AS PERCENTAGE OF
 AMOUNT OF PURCHASE      OFFERING PRICE    AMOUNT INVESTED     OFFERING PRICE
 ------------------      --------------    ---------------     --------------
 Less than $25,000            5.00%             5.26%               4.75%
 $25,000 to $49,999           4.50              4.71                4.25
 $50,000 to $99,999           4.00              4.17                3.75
 $100,000 to $249,999         3.25              3.36                3.00
 $250,000 to $499,999         2.50              2.56                2.40
 $500,000 to $999,999         2.00              2.04                1.90
 $1,000,000 and above         None              None                None

      The Distributor may reallow the entire initial sales charge to dealers. Selling dealers may be deemed to be underwriters, as that term is defined in the Securities Act.

      In connection with the sale of Class A shares at NAV (without payment of an initial sales charge), the Manager, the Distributor or one of their affiliates will pay dealers, financial advisers and other persons which distribute shares a finders' fee from its own resources based on a percentage of the net asset value of shares sold by such persons.

      REDUCTION AND WAIVER OF INITIAL SALES CHARGES. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of the Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

      Benefit Plans. Class A shares may be purchased at NAV, without payment of an initial sales charge, by pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code (collectively, Benefit Plans), provided that the Benefit Plan has existing assets of at least $1 million invested in shares of Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) or 250 eligible employees or participants. In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account recordkeeping (Direct Account Benefit Plans) and Benefit Plans sponsored by PSI or its subsidiaries (PSI or Subsidiary Prototype Benefit Plans), Class A shares may be purchased at NAV by participants who are repaying loans made from such plans to the participant.

      Prudential Retirement Programs. Class A shares may be purchased at NAV by certain savings, retirement and deferred compensation plans, qualified or non-qualified under the Internal Revenue Code, for which Prudential serves as the plan administrator or recordkeeper, provided that (i) the plan has at least $1 million in existing assets or 250 eligible employees and (ii) the Fund is an available investment option. These plans include pension, profit-sharing, stock-bonus or other employee benefit plans under Section 401 of the Internal Revenue Code, deferred compensation and annuity plans under Sections 457 or 403(b)(7) of the Internal Revenue Code and plans that participate in the Transfer Agent's PruArray and SmartPath Programs (benefit plan recordkeeping services) (hereafter referred to as a PruArray or SmartPath Plan). All plans of a company for which Prudential serves as plan administrator or recordkeeper are aggregated in meeting the $1 million threshold. The term "existing assets" as used herein includes stock issued by a plan sponsor, shares of Prudential Mutual Funds and shares of certain unaffiliated mutual funds that participate in the PruArray or SmartPath Program (Participating Funds). "Existing assets" also include monies invested in The Guaranteed Interest Account (GIA), a group annuity insurance product issued by Prudential, and units of The Stable Value Fund (SVF), an unaffiliated bank collective fund. Class A shares may also be purchased at NAV by plans that have monies invested in GIA and SVF, provided (i) the purchase is made with the proceeds of a redemption from either GIA or SVF and (ii) Class A shares are an investment option of the plan.

      Reduction and Waiver of Initial Sales Charges. Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by investors in Individual Retirement Accounts, provided the purchase is made with the proceeds from a tax-free rollover of assets from a Benefit Plan for which Prudential Investments serves as the recordkeeper or administrator.

      You must notify the Transfer Agent either directly or through your dealer that you are entitled to the waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement.

      Special Rules Applicable to Retirement Plans. After a Benefit Plan or PruArray or SmartPath Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

      Other Waivers. In addition, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons:
(a) officers of the Prudential Mutual Funds (including the Fund), (b) employees of Prudential Securities and PIFM and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees of subadvisers of the Prudential Mutual Funds provided that such purchases at NAV are permitted by such person's employer, (d) Prudential, employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (e) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer and (f) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities, or within one year in the case of Benefit Plans, (ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase.

      You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares acquired upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.


CLASS B AND CLASS C SHARES

      The offering price of Class B and Class C shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order by the Transfer Agent or Prudential Securities. Although there is no sales charge imposed at the time of purchase, redemptions of Class B shares and Class C may be subject to a CDSC. See "How to Sell Your Shares--Contingent Deferred Sales Charges." The Distributor will pay sales commissions of up to 4% of the purchase price of Class B shares to dealers, financial advisers and other persons who sell Class B shares at the time of sale from its own resources. This facilitates the ability of the Fund to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sales commissions from the combination of the CDSC and the distribution fee. See "How the Fund is Managed--Distributor." In connection with the sale of Class C shares, the Distributor will pay dealers, financial advisers and other persons which distribute Class C shares a sales commission of up to 1% of the purchase price at the time of the sale.


CLASS Z SHARES

      Class Z shares of the Fund are available for purchase by the following categories of investors:

      (i) pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code, deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code and non-qualified plans for which the Fund is an available option (collectively, Benefit Plans), provided such Benefit Plans (in combination with other plans sponsored by the same employer or group of related employers) have at least $50 million in defined contribution assets; (ii) participants in any fee-based program or trust program sponsored by Prudential Securities, The Prudential Savings Bank, F.S.B. (or any affiliate) which includes mutual funds as investment options and for which the Fund is an available option; (iii) certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential Mutual Funds are an available investment option; (iv) Benefit Plans for which Prudential Retirement Services serves as recordkeeper and as of September 20, 1996, (a) were Class Z shareholders of the Prudential Mutual Funds, or (b) executed a letter of intent to purchase Class Z shares of the Prudential Mutual Funds; (v) current and former Directors/Trustees of the Prudential Mutual Funds (including the Fund); and (vi) employees of Prudential and/or Prudential Securities who participate in a Prudential-sponsored employee savings plan.

      In connection with the sales of Class Z shares, the Manager, the Distributor or one of their affiliates may pay dealers, financial advisers and other persons which distribute shares a finders' fee from its own resources based on a percentage of the net asset value of shares sold by such persons.

HOW TO SELL YOUR SHARES

      YOU CAN REDEEM YOUR SHARES AT ANY TIME FOR CASH AT THE NAV PER SHARE NEXT DETERMINED AFTER THE REDEMPTION REQUEST IS RECEIVED IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES. SEE "HOW THE FUND VALUES ITS SHARES." In certain cases, however, redemption proceeds will be reduced by the amount of any applicable contingent deferred sales charge, as described below. See "Contingent Deferred Sales Charges" below.

      IF YOU HOLD SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, YOU MUST REDEEM YOUR SHARES THROUGH PRUDENTIAL SECURITIES. PLEASE CONTACT YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.

      IF YOU HOLD SHARES IN NON-CERTIFICATE FORM, A WRITTEN REQUEST FOR REDEMPTION SIGNED BY YOU EXACTLY AS THE ACCOUNT IS REGISTERED IS REQUIRED. IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RECEIVED BY THE TRANSFER AGENT IN ORDER FOR THE REDEMPTION TO BE PROCESSED. IF REDEMPTION IS REQUESTED BY A CORPORATION, PARTNERSHIP, TRUST OR FIDUCIARY, WRITTEN EVIDENCE OF AUTHORITY ACCEPTABLE TO THE TRANSFER AGENT MUST BE SUBMITTED BEFORE SUCH REQUEST WILL BE ACCEPTED. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention:
Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

      If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Preferred Services offices. In the case of redemptions from a PruArray or SmartPath Plan, if the proceeds of the redemption are invested in another investment option of the plan, in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.

      PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE MADE BY CHECK WITHIN SEVEN DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE CERTIFICATE AND/OR WRITTEN REQUEST, EXCEPT AS INDICATED BELOW. IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE CREDITED TO YOUR PRUDENTIAL SECURITIES ACCOUNT, UNLESS YOU INDICATE OTHERWISE. Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits; provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in (b), (c) or (d) exist.

      PAYMENT FOR REDEMPTION OF RECENTLY PURCHASED SHARES WILL BE DELAYED UNTIL THE FUND OR ITS TRANSFER AGENT HAS BEEN ADVISED THAT THE PURCHASE CHECK HAS BEEN HONORED, UP TO 10 CALENDAR DAYS FROM THE TIME OF RECEIPT OF THE PURCHASE CHECK BY THE TRANSFER AGENT. SUCH DELAY MAY BE AVOIDED BY PURCHASING SHARES BY WIRE OR BY CERTIFIED OR CASHIER'S CHECK.

      REDEMPTION IN KIND. If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the SEC. Securities will be readily marketable and the redeemed securities will be valued in the same manner as a regular redemption. See "How the Fund Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder.

      INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Board of Directors may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No contingent deferred sales charge will be imposed on any such involuntary redemption.

      90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. (If less than a full repurchase is made, the credit will be on a pro rata basis.) You must notify the Fund's Transfer Agent, either directly or through Prudential Securities, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charges" below. Exercise of the repurchase privilege may affect the federal tax treatment of any gain or loss realized upon redemption. See "Taxes" in the Statement of Additional Information.


CONTINGENT DEFERRED SALES CHARGES

      Redemptions of Class B shares will be subject to a contingent deferred sales charge or CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within one year of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding six years, in the case of Class B shares, and one year, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any CDSC will be paid to and retained by the Distributor. See "How the Fund is Managed--Distributor" and "Waiver of the Contingent Deferred Sales Charges--Class B Shares" below.

      The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares" below.

      The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares:

                                                    CONTINGENT DEFERRED SALES
                                                    CHARGE AS A PERCENTAGE OF
        YEAR SINCE PURCHASE                            DOLLARS INVESTED OR
           PAYMENT MADE                                REDEMPTION PROCEEDS
           ------------                                -------------------
             First ................................           5.0%
             Second ...............................           4.0%
             Third ................................           3.0%
             Fourth ...............................           2.0%
             Fifth ................................           1.0%
             Sixth ................................           1.0%
             Seventh ..............................           None

      In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value above the total amount of payments for the purchase of Fund shares made during the preceding six years; then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

      For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

      For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

      WAIVER OF THE CONTINGENT DEFERRED SALES CHARGES--CLASS B SHARES. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy (with rights of survivorship), at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability.

      The CDSC will also be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. These distributions include: (i) in the case of a tax-deferred retirement plan, a lump-sum or other distribution after retirement;
(ii) in the case of an IRA or Section 403(b) custodial account, a lump-sum or other distribution after attaining age 59 1/2; and (iii) a tax-free return of an excess contribution or plan distributions following the death or disability of the shareholder, provided that the shares were purchased prior to death or disability. The waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation from service (i.e., following voluntary or involuntary termination of employment or following retirement). Under no circumstances will the CDSC be waived on redemptions resulting from the termination of a tax-deferred retirement plan, unless such redemptions otherwise qualify for a waiver as described above. In the case of Direct Account and PSI or Subsidiary Prototype Benefit Plans, the CDSC will be waived on redemptions which represent borrowings from such plans. Shares purchased with amounts used to repay a loan from such plans on which a CDSC was not previously deducted will thereafter be subject to a CDSC without regard to the time such amounts were previously invested. In the case of a 401(k) plan, the CDSC will also be waived upon the redemption of shares purchased with amounts used to repay loans made from the account to the participant and from which a CDSC was previously deducted.

      Systematic Withdrawal Plan. The contingent deferred sales charge (CDSC) will be waived (or reduced) on certain redemptions from a Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually, on the earlier of March 1, 1997 or the anniversary date of your purchase. The CDSC will be waived (or reduced) on redemptions until this threshold 12% amount is reached.

      In addition, the CDSC will be waived on redemptions of shares held by a Director of the Fund.

      You must notify the Transfer Agent either directly or through Prudential Securities or Prusec, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. See "Purchase and Redemption of Fund Shares--Waiver of the Contingent Deferred Sales Charge--Class B Shares" in the Statement of Additional Information.

      A quantity discount may apply to redemptions of Class B shares purchased prior to August 1, 1994. See "Purchase and Redemption of Fund Shares--Quantity Discount--Class B Shares Purchased Prior to August 1, 1994" in the Statement of Additional Information.


      WAIVER OF THE CONTINGENT DEFERRED SALES CHARGES--CLASS C SHARES

      PruArray or SmartPath Plans. The CDSC will be waived on redemptions from qualified and non-qualified retirement and deferred compensation plans that participate in the Transfer Agent's PruArray and SmartPath Programs.


CONVERSION FEATURE--CLASS B SHARES

      Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative net asset value without the imposition of any additional sales charge. The first conversion of Class B shares occurred in February 1995, when the conversion feature was first implemented.

      Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (i) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

      For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (i.e., $1,000 divided by $2,100 (47.62%), multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

      Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted. See "How the Fund Values its Shares."

      For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year will not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares.

      The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (i) that the dividends and other distributions paid on Class A, Class B, Class C and Class Z shares will not constitute "preferential dividends" under the Internal Revenue Code and (ii) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Fund will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.


HOW TO EXCHANGE YOUR SHARES

      AS A SHAREHOLDER OF THE FUND YOU HAVE AN EXCHANGE PRIVILEGE (THE EXCHANGE PRIVILEGE) WITH CERTAIN OTHER PRUDENTIAL MUTUAL FUNDS, INCLUDING ONE OR MORE SPECIFIED MONEY MARKET FUNDS, SUBJECT TO THE MINIMUM INVESTMENT REQUIREMENTS OF SUCH FUNDS. CLASS A, CLASS B, CLASS C AND CLASS Z SHARES MAY BE EXCHANGED FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES, RESPECTIVELY, OF ANOTHER FUND ON THE BASIS OF THE RELATIVE NAV. No sales charge will be imposed at the time of the exchange. Any applicable CDSC payable upon the redemption of shares exchanged will be calculated from the first day of the month after the initial purchase, excluding the time the shares were held in a money market fund. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. For purposes of calculating the holding period applicable to the Class B conversion feature, the time period during which Class B and Class C shares were held in a money market fund will be excluded. See "Conversion Feature--Class B Shares" above. An exchange will be treated as a redemption and purchase for tax purposes. See "Shareholder Investment Account--Exchange Privilege" in the Statement of Additional Information.

      IN ORDER TO EXCHANGE SHARES BY TELEPHONE, YOU MUST AUTHORIZE THE TELEPHONE EXCHANGES ON YOUR INITIAL APPLICATION FORM OR BY WRITTEN NOTICE TO THE TRANSFER AGENT AND HOLD SHARES IN NON-CERTIFICATE FORM. Thereafter, you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares, on weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. NEITHER THE FUND NOR ITS AGENTS WILL BE LIABLE FOR ANY LOSS, LIABILITY OR COST WHICH RESULTS FROM ACTING UPON INSTRUCTIONS REASONABLY BELIEVED TO BE GENUINE UNDER THE FOREGOING PROCEDURES. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order. The Exchange Privilege is available only in states where the exchange may legally be made.

      IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, YOU MUST EXCHANGE YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.

      IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RETURNED IN ORDER FOR THE SHARES TO BE EXCHANGED. SEE "HOW TO SELL YOUR SHARES" ABOVE.

      You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

      IN PERIODS OF SEVERE MARKET OR ECONOMIC CONDITIONS THE TELEPHONE EXCHANGE OF SHARES MAY BE DIFFICULT TO IMPLEMENT AND YOU SHOULD MAKE EXCHANGES BY MAIL BY WRITING TO PRUDENTIAL MUTUAL FUND SERVICES LLC, AT THE ADDRESS NOTED ABOVE.

      SPECIAL EXCHANGE PRIVILEGES. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV (see "Alternative Purchase Plan--Class A Shares--Reduction and Waiver of Initial Sales Charges" above) and for shareholders who qualify to purchase Class Z shares (see "Alternative Purchase Plan--Class Z Shares" above). Under this exchange privilege, amounts representing any Class B and Class C shares (which are not subject to a CDSC) held in such a shareholder's account will be automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV on a quarterly basis, unless the shareholder elects otherwise. Similarly, shareholders who qualify to purchase Class Z shares will have their Class B and Class C shares which are not subject to a CDSC and their Class A shares exchanged for Class Z shares on a quarterly basis. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities or Prusec that they are eligible for this special exchange privilege.

      Participants in any fee-based program for which the Fund is an available option will have their Class A shares, if any, exchanged for Class Z shares when they elect to have those assets become a part of the fee-based program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at net asset value. Similarly, participants in PSI's 401(k) Plan for which the Fund's Class Z shares is an available option and whowish to transfer their Class Z shares out of the PSI 401(k) Plan following separation from service (i.e., voluntary or involuntary termination of employment or retirement) will have their Class Z shares exchanged for Class A shares at NAV.

      The Fund reserves the right to reject any exchange order including exchanges (and market timing transactions) which are of size and/or frequency engaged in by one or more accounts acting in concert or otherwise, that have or may have an adverse effect on the ability of the Subadviser to manage the portfolio. The determination that such exchanges or activity may have an adverse effect and the determination to reject any exchange order shall be in the discretion of the Manager and the Subadviser.

      The Exchange Privilege is not a right and may be suspended, modified or terminated on 60 days' notice to shareholders.

SHAREHOLDER SERVICES

      In addition to the Exchange Privilege, as a shareholder in the Fund, you can take advantage of the following services and privileges:

      o AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS WITHOUT A SALES CHARGE. For your convenience, all dividends and distributions are automatically reinvested in full and fractional shares of the Fund at NAV without a sales charge. You may direct the Transfer Agent in writing not less than five full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.

      o AUTOMATIC SAVINGS ACCUMULATION PLAN (ASAP). Under ASAP, you may make regular purchases of the Fund's shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a Command Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.

      o TAX DEFERRED RETIREMENT PLANS. Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and "tax-sheltered accounts" under Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from Prudential Securities or the Transfer Agent. If you are considering adopting such a plan, you should consult with your own legal or tax adviser with respect to the establishment and maintenance of such a plan.

      o SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available to shareholders which provides for monthly or quarterly checks. Withdrawals of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares--Contingent Deferred Sales Charges" above.

      o REPORTS TO SHAREHOLDERS. The Fund will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Fund will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 or by writing to the Fund at Gateway Center Three, Newark, New Jersey 07102. In addition, monthly unaudited financial data is available upon request from the Fund.

      o SHAREHOLDER INQUIRIES. Inquiries should be addressed to the Fund at Gateway Center Three, Newark, New Jersey 07102, or by telephone, at (800) 225-1852 (toll-free) or, from outside the U.S.A., at (908) 417-7555 (collect).

      For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

--------------------------------------------------------------------------------
                                    APPENDIX
--------------------------------------------------------------------------------

                         DESCRIPTION OF ECONOMIC SECTORS

      The Fund will seek to achieve its investment objective by investing among the following economic sectors:

      AUTOS AND HOUSING SECTOR--Companies engaged in the design, production and sale of automobiles, automobile parts, tires and other rubber products, building materials, mobile homes and related products, and in the design, construction, renovation and refurbishing of residential dwellings. The value of automobile industry securities is affected by foreign competition, consumer confidence, consumer debt and installment loan rates. The housing construction industry is affected by the level of consumer confidence, consumer debt, mortgage rates and the inflation outlook.

      BASIC INDUSTRY SECTOR--Companies engaged in the research, development or manufacture of products, processes or services relating to electrical equipment, machinery, chemicals, containers, pollution control and construction services, such as transformers, motors, turbines, hand tools, earth-moving equipment and waste disposal services. The profitability of most companies in this group may fluctuate significantly in response to capital spending and general economic conditions. Since some of the materials and processes used by these companies involve hazardous components, there are risks associated with their production, handling and disposal. The risk of product obsolescence also is present.

      BUSINESS SERVICES SECTOR--Companies providing office supplies such as paper and pens, furnishings and computer equipment; advertising agencies; data processing and other technical services; employment and temporary help agencies; uniform supply and service companies; training companies; engineering and construction companies; and other service providers to businesses. Companies in this sector may be adversely affected by increases in unemployment and economic slowdowns.

      CONSUMER GOODS AND SERVICES SECTOR--Companies engaged in providing consumer goods and services such as the design, processing, production and storage of packaged, canned, bottled and frozen foods, beverages and tobacco, and the design, production and sale of home furnishings, textiles, appliances, other household products, clothing, accessories, cosmetics and perfumes. Certain of these companies are subject to government regulation affecting the permissibility of using various food additives and production methods, which regulations could affect company profitability. The success of food and fashion-related products may be strongly affected by fads, marketing campaigns and other factors affecting supply and demand.

      DEFENSE AND AEROSPACE SECTOR--Companies engaged in the research, manufacture or sale of products or services such as air transport, data processing or computer-related services; communications systems; military weapons and transportation; general aviation equipment, missiles, space launch vehicles and spacecraft; units for guidance, propulsion and control of flight vehicles; and airborne and ground-based equipment essential to the testing, operation and maintenance of flight vehicles. Since these companies rely largely on U.S. (and other) governmental demand for their products and services, their financial conditions are heavily influenced by federal (and other governmental) defense spending policies. Companies in this sector may be affected by the success or failure of their products and government investigations into defense contract procurement practices.

      ENERGY SECTOR--Oil, gas, electricity and coal as well as nuclear, geothermal, oil shale and solar energy companies. The business of these companies may include production, generation, transmission, marketing, control or measurement of energy or energy fuels; provision of component parts or services to companies engaged in such activities; energy research or experimentation; environmental activities related to the solution of energy problems; and activities resulting from technological advances or research discoveries in the energy field. The value of securities of these companies varies based on the price and supply of energy fuels and may be affected by events relating to international politics, energy conservation, the success of exploration projects, environmental considerations and the tax and other regulatory policies of various governments. Utilities involved in nuclear power generation are particularly susceptible to regulatory and environmental policies and have extremely high construction costs as well.

      ENVIRONMENTAL SECTOR--Companies involved in environmental concerns of every type, from pretreatment programs for air, noise and water pollution to waste management, solid waste disposal and hazardous waste clean-up, including asbestos removal. Products and services in this sector could quickly become obsolete and since the processes used by these companies often are used in hazardous situations, there are special risks involved.

      FINANCIAL SERVICES SECTOR--Commercial banks and savings and loan associations; consumer and industrial finance companies; securities brokerage companies; leasing companies; investment management companies; and firms in all segments of the insurance field. These kinds of companies are subject to extensive governmental regulations, some of which are currently being studied by Congress. The profitability of these groups may fluctuate significantly as a result of volatile interest rates, current concerns about the savings and loan industry and the value of their assets and concerns about the viability of certain securities brokerage companies and general economic conditions.

      HEALTH CARE SECTOR--Companies engaged in the design, manufacture, distribution or sale of products or services used in connection with health care or medicine include pharmaceutical companies and providers of medical, dental and optical products, hardware or services; companies involved in biotechnology, medical diagnostic and biochemical research and development; and companies involved in the operation of health care facilities. Many of these companies are subject to government regulation, which could affect the price and availability of their products and services. Products and services in this sector could quickly become obsolete.

      LEISURE SECTOR--Companies engaged in the design, production or distribution of goods or services in the leisure industry, such as television and radio broadcasting or manufacture, motion pictures and photography, recordings and musical instruments; publishing; sporting goods, camping and recreational equipment; sports arenas; toys and games; amusement and theme parks; travel-related services; hotels and motels; fast food and other restaurants; and gaming casinos. Many products produced by companies in this sector may quickly become obsolete. Companies engaged in broadcasting and gambling are subject to government regulation.

      NATURAL RESOURCES SECTOR--Companies engaged in the research, development, manufacture or marketing of products, processes or services related to the agriculture, forest products, ferrous and non-ferrous metals, strategic metals, hydrocarbons and steel industries, such as synthetic and natural materials; paper; wood products; steel and cement. Certain companies in this sector are subject to regulation by state and federal authorities which could require alteration or cessation of production of a product, payment of fines or cleaning of a disposal site. Since some of the materials and processes used by these companies involve hazardous components, there are risks associated with their production, handling and disposal. The risk of product obsolescence is also present.

      PRECIOUS METALS SECTOR--Companies engaged in exploration, mining, processing or dealing in gold, platinum, silver, diamonds or other precious metals and companies which invest in companies engaged in these activities. A significant portion of this sector may be represented by securities of foreign companies and investors should understand the special risks related thereto. These securities also depend heavily on prices in metals, some of which may experience extreme price volatility based on international economic and political developments.

      PUBLIC UTILITIES SECTOR--Companies deriving a substantial portion of their revenues from the manufacture, production, generation, transmission, distribution and sale of gas and electric energy, and companies engaged in the communications field, such as telephone, telegraph, satellite and microwave and the provision of other communication facilities to the public. The gas and electric utilities industries are subject to various uncertainties, including government regulation policies, the outcome of political issues concerning the environment, prices of fuel for electric generation, availability of natural gas and risks associated with the construction and operation of nuclear power facilities.

      RETAILING SECTOR--Companies engaged in the retail distribution of home furnishings, food products, clothing, pharmaceuticals, leisure products and other consumer goods and companies that provide services and supplies to these companies. The value of securities in this sector will fluctuate based on consumer spending patterns, which depend on inflation and interest rates, level of consumer debt and seasonal shopping habits. The success or failure of a particular company in this highly competitive sector will depend on the company's ability to predict rapidly changing consumer tastes.

      TECHNOLOGY SECTOR--Companies which have or are expected to develop products, processes or services which will provide or will benefit significantly from technological advances and improvements or future automation trends in the office and factory, such as semiconductors; computers and peripheral equipment; scientific instruments; computer software; telecommunications; and electronic components, instruments and systems. These companies are sensitive to foreign competition and import tariffs and many products produced by these companies may quickly become obsolete.

      TRANSPORTATION SECTOR--Companies involved in the provision of transportation of people and products, such as airlines, railroads and trucking firms, transportation equipment and leasing companies. Revenues of companies in this sector will be affected by fluctuations in fuel prices resulting from domestic and international events, and government regulation of fares.

                            DESCRIPTION OF SECURITY RATINGS

MOODY'S INVESTORS SERVICE

BOND RATINGS

      AAA: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      AA: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

      A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

      BAA: Bonds which are rated Baa are considered as medium grade obligations (i.e., they are neither highly protected nor poorly secured.) Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      BA: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

      B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

      Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa to B. The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

      CAA: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      CA: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

      C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

SHORT-TERM DEBT RATINGS

      Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

      PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations.

      PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short term debt obligations.

STANDARD & POOR'S RATINGS GROUP

DEBT RATINGS

      AAA: Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

      AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

      A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

      BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

      BB, B, CCC, CC and C: Debt rated BB, B, CCC, CC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.


COMMERCIAL PAPER RATINGS

      S&P's commercial paper ratings are current assessments of the likelihood of timely payment of debt considered short-term in the relevant market.

      A-1: This highest category indicates that the degree of safety regarding timely payment is strong.

      A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

--------------------------------------------------------------------------------
                        THE PRUDENTIAL MUTUAL FUND FAMILY
--------------------------------------------------------------------------------

    Prudential Investments Fund Management offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec representative or telephone the Fund at (800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.

 ---------------------
  TAXABLE BOND FUNDS
 ---------------------

Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
 Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential Mortgage Income Fund, Inc.
Prudential Structured Maturity Fund, Inc.
 Income Portfolio
The BlackRock Government Income Trust

 -------------------------
   TAX-EXEMPT BOND FUNDS
 -------------------------

Prudential California Municipal Fund
 California Series
 California Income Series
Prudential Municipal Bond Fund
 High Yield Series
 Insured Series
 Intermediate Series
Prudential Municipal Series Fund
 Florida Series
 Maryland Series
 Massachusetts Series
 Michigan Series
 New Jersey Series
 New York Series
 North Carolina Series
 Ohio Series
 Pennsylvania Series
Prudential National Municipals Fund, Inc.

 ----------------
   GLOBAL FUNDS
 ----------------

Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
 Limited Maturity Portfolio
Prudential Intermediate Global Income Fund, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
 Global Series
 International Stock Series
The Global Government Plus Fund, Inc.
The Global Total Return Fund, Inc.
Global Utility Fund, Inc.

 ----------------
   EQUITY FUNDS
 ----------------

Prudential Allocation Fund
 Balanced Portfolio
 Strategy Portfolio
Prudential Distressed Securities Fund, Inc.
Prudential Dryden Fund
 Prudential Active Balanced Fund
 Prudential Stock Index Fund
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Jennison Series Fund, Inc.
 Prudential Jennison Growth Fund
 Prudential Jennison Growth & Income Fund
Prudential Multi-Sector Fund, Inc.
Prudential Small Company Value Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
 Nicholas-Applegate Growth Equity Fund

 ----------------------
   MONEY MARKET FUNDS
 ----------------------

o Taxable Money Market Funds
Prudential Government Securities Trust
 Money Market Series
 U.S. Treasury Money Market Series
Prudential Special Money Market Fund, Inc.
 Money Market Series
Prudential MoneyMart Assets, Inc.
o Tax-Free Money Market Funds
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
 California Money Market Series
Prudential Municipal Series Fund
 Connecticut Money Market Series
 Massachusetts Money Market Series
 New Jersey Money Market Series
 New York Money Market Series
o Command Funds
Command Money Fund
Command Government Fund
Command Tax-Free Fund
o Institutional Money Market Funds
Prudential Institutional Liquidity Portfolio, Inc.
 Institutional Money Market Series

No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This Prospectus does not constitute an offer by the Fund or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                                TABLE OF CONTENTS

                                                    Page
                                                    ----
FUND HIGHLIGHTS ...................................   2
 What are the Fund's Risk Factors and Special
  Characteristics? ................................   2
FUND EXPENSES .....................................   4
FINANCIAL HIGHLIGHTS ..............................   5
HOW THE FUND INVESTS ..............................   9
 Investment Objective and Policies ................   9
 Hedging and Return Enhancement Strategies ........  12
 Other Investments and Policies ...................  15
 Investment Restrictions ..........................  17
HOW THE FUND IS MANAGED ...........................  17
 Manager ..........................................  17
 Distributor ......................................  18
 Portfolio Transactions ...........................  20
 Custodian and Transfer and Dividend Disbursing
  Agent ...........................................  20
HOW THE FUND VALUES ITS SHARES ....................  20
HOW THE FUND CALCULATES PERFORMANCE ...............  21
TAXES, DIVIDENDS AND DISTRIBUTIONS ................  22
GENERAL INFORMATION ...............................  24
 Description of Common Stock ......................  24
 Additional Information ...........................  24
SHAREHOLDER GUIDE .................................  25
 How to Buy Shares of the Fund ....................  25
 Alternative Purchase Plan ........................  26
 How to Sell Your Shares ..........................  30
 Conversion Feature--Class B Shares ...............  33
 How to Exchange Your Shares ......................  34
 Shareholder Services .............................  36
DESCRIPTION OF ECONOMIC SECTORS ................... A-1
DESCRIPTION OF SECURITY RATINGS ................... B-1
THE PRUDENTIAL MUTUAL FUND FAMILY ................. C-1
=======================================================
MF142A                                          444123A
    CUSIP No.: Class A:    74435J108
               Class B:    74435J207
               Class C:    74435J306
               Class Z:    74435J405

PRUDENTIAL
MULTI-SECTOR
FUND, INC.

       PRUDENTIAL MUTUAL FUNDS
     BUILDING YOUR FUTURE [LOGO]
         ON OUR STRENGTH[SM]

                                   PROSPECTUS
                                  JUNE 30, 1997

                            PRUDENTIAL MUTUAL FUNDS
                      Supplement dated September 8, 1997

  The following information supplements the Fund's Prospectus by adding new language to the shareholder guide portion of the Prospectus. This new language becomes effective immediately.

                               SHAREHOLDER GUIDE

  The Fund and the other Prudential Mutual Funds are not intended to serve as vehicles for frequent trading in response to short-term fluctuations in the market. Due to the disruptive effect that market timing investment strategies and excessive trading can have on efficient portfolio management, each Prudential Mutual Fund and the Fund reserves the right to refuse purchase orders and exchanges by any person, group or commonly controlled accounts, if, in the Manager's sole judgment, such person, group or accounts were following a market timing strategy or were otherwise engaging in excessive trading ('Market Timers').

  To implement this authority to protect the Fund and its shareholders from excessive trading, the Fund will reject all exchanges and purchases from a Market Timer unless the Market Timer has entered into a written agreement with the Fund or its affiliates pursuant to which the Market Timer has agreed to abide by certain procedures, which include a daily dollar limit on trading. The Fund may notify the Market Timer of rejection of an exchange or purchase order subsequent to the day on which the order was placed.

  Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this Supplement relates.

       NAME OF FUND                                 PROSPECTUS DATE
       ------------                                 ---------------
       The BlackRock Government Income Trust        August 28, 1997
       The Global Total Return Fund, Inc.           February 28, 1997
       Command Government Fund                      August 28, 1997
       Command Money Fund                           August 28, 1997
       Command Tax-Free Fund                        August 28, 1997
       Global Utility Fund, Inc.                    November 29, 1996
       Nicholas-Applegate Fund, Inc.                March 4, 1997
       Prudential Balanced Fund                     September 27, 1996
       Prudential California Municipal Fund
        (California Series)                         November 1, 1996
        (California Income Series)                  November 1, 1996
       Prudential Distressed Securities Fund, Inc.  January 29, 1997
       Prudential Diversified Bond Fund, Inc.       March 25, 1997
       Prudential Dryden Fund
        (Stock Index Fund)                          June 18, 1997
        (Active Balanced Fund)                      November 29, 1996
       Prudential Emerging Growth Fund, Inc.        November 18, 1996
       Prudential Equity Fund, Inc.                 March 5, 1997
       Prudential Equity Income Fund                December 30, 1996
       Prudential Europe Growth Fund, Inc.          July 1, 1997
       Prudential Global Genesis Fund, Inc.         July 30, 1997
       Prudential Global Limited
       Maturity Fund, Inc.                          December 30, 1996

       NAME OF FUND                                        PROSPECTUS DATE
       ------------                                        ---------------
       Prudential Government Income Fund, Inc.             May 1, 1997
       Prudential Government Securities Trust
        (Short-Intermediate Series)                         February 3, 1997
        (Money Market Series)                               February 3, 1997
        (U.S. Treasury Money Market Series)                 February 3, 1997
       Prudential High Yield Fund, Inc.                    March 6, 1997
       Prudential Institutional Liquidity Portfolio, Inc.  July 9, 1997
       Prudential Intermediate Global Income Fund, Inc.    February 28, 1997
       Prudential International Bond Fund, Inc.            August 8, 1997
       Prudential Jennison Series Fund, Inc.
        (Prudential Jennison Growth Fund)                  January 13, 1997
        (Prudential Jennison Growth and Income Fund)       January 13, 1997
       Prudential MoneyMart Assets, Inc.                   February 28, 1997
       Prudential Mortgage Income Fund, Inc.               March 5, 1997
       Prudential Multi-Sector Fund, Inc.                  June 30, 1997
       Prudential Municipal Bond Fund
        (High Yield Series)                                July 2, 1997
        (Intermediate Series)                              July 2, 1997
        (Insured Series)                                   July 2, 1997
       Prudential Municipal Series Fund
        (Connecticut Money Market Series)                  November 1, 1996
        (Florida Series)                                   November 1, 1996
        (Maryland Series)                                  November 1, 1996
        (Massachusetts Money Market Series)                November 1, 1996
        (Massachusetts Series)                             November 1, 1996
        (Michigan Series)                                  November 1, 1996
        (New Jersey Money Market Series)                   November 1, 1996
        (New Jersey Series)                                November 1, 1996
        (New York Money Market Series)                     November 1, 1996
        (New York Series)                                  November 1, 1996
        (North Carolina Series)                            November 1, 1996
        (Ohio Series)                                      November 1, 1996
        (Pennsylvania Series)                              November 1, 1996
       Prudential National Municipals Fund, Inc.           March 6, 1997
       Prudential Natural Resources Fund, Inc.             July 30, 1997
       Prudential Pacific Growth Fund, Inc.                January 7, 1997
       Prudential Small Company Value Fund, Inc.           January 24, 1997
       Prudential Special Money Market Fund, Inc.          August 27, 1997
       Prudential Structured Maturity Fund, Inc.           March 3, 1997
       Prudential Tax-Free Money Fund, Inc.                February 28, 1997
       Prudential Utility Fund, Inc.                       March 5, 1997
       Prudential World Fund, Inc.
        (Global Series)                                    January 16, 1997
        (International Stock Series)                       January 16, 1997
       The Target Portfolio Trust                          April 7, 1997


MF97OC-8

                      PRUDENTIAL MULTI-SECTOR FUND, INC.
                      Supplement dated March 31, 1998 to
                        Prospectus dated June 30, 1997

  The Board of Directors of Prudential Multi-Sector Fund, Inc. (the Fund) has recently approved a proposal to exchange the assets and liabilities of the Fund for shares of the Prudential Jennison Growth Fund, a series of Prudential Jennison Series Fund, Inc. Class A, Class B, Class C and Class Z shares of the Fund would be exchanged at net asset value for respective Class A, Class B, Class C and Class Z shares of equivalent value of the Prudential Jennison Growth Fund, a series of Prudential Jennison Series Fund, Inc.

  The transfer is subject to approval by the shareholders of the Fund. It is anticipated that a proxy statement/prospectus relating to the transaction will be mailed to the Fund's shareholders in May 1998.

  Under the terms of the proposal, shareholders of the Fund would become shareholders of Prudential Jennison Growth Fund. No sales charges would be imposed on the proposed transfer. The Fund anticipates obtaining an opinion of its counsel that the transaction would be a tax-free reorganization under the Internal Revenue Code and therefore no gain or loss for federal income tax purposes would be recognized by shareholders of the Fund.

  Effective immediately, the Fund will no longer accept orders to purchase or exchange into its shares of any class, except for purchases by certain Retirement and Employee Plans (excluding IRA accounts). Existing shareholders may continue to acquire shares through dividend reinvestment. The current exchange privilege of obtaining shares of other Prudential Mutual Funds and the current redemption rights will remain in effect until the transaction is consummated.

  David Poiesz, a Vice President of The Prudential Investment Corporation and a director and Senior Vice President of Jennison Associates LLC, both of which are subsidiaries of The Prudential Insurance Company of America, is the portfolio manager of both the Fund and Prudential Jennison Growth Fund.

MF142C-1 (3/31/98)